UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Arch Resources, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PAUL A. LANG Chief Executive Officer
March 31, 2023
Dear fellow stockholder:
You are cordially invited to attend our Annual Meeting of stockholders on Friday, May 12, 2023 at 10:00 a.m. Central Daylight Time. The Annual Meeting will be held by remote communication only, in a virtual meeting format. You can attend the virtual Annual Meeting at the meeting time at www.virtualshareholdermeeting.com/ARCH2023.
In connection with the Annual Meeting, we have enclosed a notice of the meeting, a Proxy Statement and a proxy card. We have also enclosed a copy of our annual report for 2022, which contains detailed information about us and our operating and financial performance.
By hosting the Annual Meeting online, the Company is able to communicate more effectively with its stockholders, enable increased attendance and participation from locations around the world, reduce costs and increase overall safety for all participants. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. If you plan to attend the Annual Meeting online, you will need the 16-digit control number found on your proxy card, voting instruction form or notice of internet availability of proxy materials. The Annual Meeting will begin promptly at 10:00 a.m. Central Daylight Time. Online check-in will begin at 9:45 a.m. Central Daylight Time, and you should allow ample time for the online check-in procedures.
Whether or not you plan to attend, I encourage you to vote your shares prior to the meeting. You may vote by telephone or via the Internet, or complete, sign and return the enclosed proxy card. The prompt execution of your proxy will be greatly appreciated.
Thank you for your continued support of Arch Resources, and we hope you will virtually attend the Annual Meeting.
Sincerely,
/s/ PAUL A. LANG

PAUL A. LANG
Chief Executive Officer
ARCH RESOURCES, INC.
1 CityPlace Drive, Suite 300 St. Louis, Missouri 63141 t: (314) 994-2700

One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
March 31, 2023
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 12, 2023
The annual meeting of stockholders (the “Annual Meeting”) of Arch Resources, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m., Central Daylight Time, to:
(1)
Elect the seven nominees for director named in the attached Proxy Statement;

(2)
Vote on an advisory resolution to approve the Company’s named executive officer compensation;

(3)
Vote on an advisory resolution to approve the frequency of the advisory vote on executive compensation;

(4)
Ratify the appointment of Ernst & Young LLP, independent registered public accounting firm, as the Company’s independent auditor for the year ending December 31, 2023; and

(5)
Consider any other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Annual Meeting will be held by remote communication only, in a virtual meeting format. You can attend the virtual Annual Meeting at the meeting time at www.virtualshareholdermeeting.com/ARCH2023. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.
March 17, 2023 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. If you own shares of common stock as of March 17, 2023, you may vote those shares in advance of the Annual Meeting via the Internet or by telephone, or if you received your proxy materials by mail, you may vote your shares by completing and mailing your proxy card or voting instruction form. You may also vote your shares by attending the Annual Meeting online and voting during the meeting. If you plan to attend the Annual Meeting online, you will need the 16-digit control number found on your proxy card, voting instruction form or notice of internet availability of proxy materials. The Annual Meeting will begin promptly at 10:00 a.m. Central Daylight Time. Online check-in will begin at 9:45 a.m. Central Daylight Time, and you should allow ample time for the online check-in procedures. Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote by telephone or the Internet. If you received a proxy card by mail, you may complete, date and sign the proxy card and return it in the enclosed envelope.
By Order of the Board of Directors
/s/ ROSEMARY L. KLEIN

ROSEMARY L. KLEIN
Senior Vice President — Law, General Counsel and
Secretary

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
The proxy materials contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as our expected future business and financial performance, and are intended to come within the safe harbor protections provided by those sections. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “predicts,” “projects,” “seeks,” “should,” “will” or other comparable words and phrases identify forward-looking statements, which speak only as of the date of this report. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Actual results may vary significantly from those anticipated due to many factors, including: loss of availability, reliability and cost-effectiveness of transportation facilities and fluctuations in transportation costs; inflationary pressures and availability and price of mining and other industrial supplies; changes in coal prices, which may be caused by numerous factors beyond our control, including changes in the domestic and foreign supply of and demand for coal and the domestic and foreign demand for steel and electricity; volatile economic and market conditions; operating risks beyond our control, including risks related to mining conditions, mining, processing and plant equipment failures or maintenance problems, weather and natural disasters, the unavailability of raw materials, equipment or other critical supplies, mining accidents, and other inherent risks of coal mining that are beyond our control; the effects of foreign and domestic trade policies, actions or disputes on the level of trade among the countries and regions in which we operate, the competitiveness of our exports, or our ability to export; competition, both within our industry and with producers of competing energy sources, including the effects from any current or future legislation or regulations designed to support, promote or mandate renewable energy sources; alternative steel production technologies that may reduce demand for our coal; our ability to secure new coal supply arrangements or to renew existing coal supply arrangements; the loss of, or significant reduction in, purchases by our largest customers; disruptions in the supply of coal from third parties; risks related to our international growth; our relationships with, and other conditions affecting our customers and our ability to collect payments from our customers; the availability and cost of surety bonds; including potential collateral requirements; additional demands for credit support by third parties and decisions by banks, surety bond providers, or other counterparties to reduce or eliminate their exposure to the coal industry; inaccuracies in our estimates of our coal reserves; defects in title or the loss of a leasehold interest; losses as a result of certain marketing and asset optimization strategies; cyber-attacks or other security breaches that disrupt our operations, or that result in the unauthorized release of proprietary, confidential or personally identifiable information; our ability to acquire or develop coal reserves in an economically feasible manner; our ability to pay dividends or repurchase shares of our common stock according to our announced intent or at all; the loss of key personnel or the failure to attract additional qualified personnel and the availability of skilled employees and other workforce factors; impacts of the COVID-19 pandemic; existing and future legislation and regulations affecting both our coal mining operations and our customers’ coal usage, governmental policies and taxes, including those aimed at reducing emissions of elements such as mercury, sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases; increased pressure from political and regulatory authorities, along with environmental and climate change activist groups, and lending and investment policies adopted by financial institutions and insurance companies to address concerns about the environmental impacts of coal combustion; increased attention to environmental, social or governance matters (“ESG”); our ability to obtain and renew various permits necessary for our mining operations; risks related to regulatory agencies ordering certain of our mines to be temporarily or permanently closed under certain circumstances; risks related to extensive environmental regulations that impose significant costs on our mining operations, and could result in litigation or material liabilities; the accuracy of our estimates of reclamation and other mine closure obligations; the existence of hazardous substances or other environmental contamination on property owned or used by us; risks related to tax legislation and our ability to use net operating losses and certain tax credits; and other factors, including those discussed in our filings with the U.S. Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q.

In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, and internal controls and processes that continue to evolve. Forward-looking and other statements in the proxy materials may also address our corporate responsibility and sustainability progress, plans, and goals, and the inclusion of such statements is not an indication that these contents are necessarily material for the purposes of complying with or reporting pursuant to the U.S. federal securities laws and regulations, even if we use the word “material” or “materiality” in this document. Additionally, any references to our website or other materials not included in our proxy materials are, absent express language to the contrary, not incorporated by reference into these documents. With respect to ESG information that pertains to our third-party vendors, suppliers and partners, we often rely on such third-parties’ data and do not independently verify or audit, or commit to independently verifying or auditing, their information. Such information may also change over time as methodologies and data availability and quality continue to evolve. These factors, as well as any inaccuracies in third-party information we use, including in estimates or assumptions, may cause results to differ materially and adversely from statements, estimates, and beliefs made by us or third-parties. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law. Additionally, we may provide information that is not necessarily material for SEC reporting purposes but that is informed by various ESG standards and frameworks (including standards for the measurement of underlying data), internal controls, and assumptions or third-party information that are still evolving and subject to change. Our disclosures based on any standards may change due to revisions in framework requirements, availability of information, changes in our business or applicable governmental policies, or other factors, some of which may be beyond our control.

PROXY STATEMENT

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PROXY HIGHLIGHTS
This summary highlights information contained in this Proxy Statement. The summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Annual Meeting of Stockholders
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Time and date: 10:00 a.m., Central Daylight Time, May 12, 2023.

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Place: Online only at www.virtualshareholdermeeting.com/ARCH2023.

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Record Date: March 17, 2023.

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Voting: Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.

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Notice of Annual Meeting: The notice of Annual Meeting, this Proxy Statement, the form of proxy and the Company’s 2022 annual report were first mailed or made available to stockholders on or about March 31, 2023.

Voting Items (With Board Recommendations in Parentheses)
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Election of seven directors named in this Proxy Statement for a term of one year or until their successors are duly elected and qualified. (FOR EACH NOMINEE)

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Advisory resolution to approve named executive officer compensation. (FOR)

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Advisory resolution to approve the frequency of the advisory vote on executive compensation. (ONE YEAR)

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Ratification of the appointment of Ernst & Young LLP, independent registered public accounting firm, as the Company’s independent auditor for the year ending December 31, 2023. (FOR)

Board Nominees
The following seven directors have been nominated to stand for election at the Annual Meeting, with each serving a one-year term expiring at the 2024 annual meeting of stockholders: James N. Chapman, John W. Eaves, Holly Keller Koeppel, Patrick A. Kriegshauser, Paul A. Lang, Richard A. Navarre and Molly P. Zhang (aka Peifang Zhang).
Key Elements of the Company’s Compensation Program
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Pay for Performance — A significant portion of compensation for each of our named executive officers is tied to key performance-based metrics.

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Mix of Short-Term and Long-Term Incentives — Our incentive plans have an appropriate mix of annual and long-term incentives.

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Stock Ownership Guidelines — We have stock ownership guidelines in place for our executive officers and directors.

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Clawback Policy — We have a clawback policy that applies to performance-based compensation granted to executive officers of the Company.

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Anti-Hedging and Anti-Pledging Policy — We have a policy prohibiting directors, executive officers and employees from engaging in any action designed to hedge or offset any change in the value of the Company’s stock and from pledging any Company security.

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No Repricing of Stock Options — Under our compensation program, we grant time and performance-based restricted stock units and do not award options. Repricing of stock options without stockholder approval is expressly prohibited under the Company’s equity plan.

Corporate Governance Highlights
Board Composition —
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John W. Eaves serves as Executive Chair of the Board, and James N. Chapman serves as Lead Independent Director.

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All of the Company’s directors are independent, except for Mr. Eaves, the Company’s Executive Chair, and Paul A. Lang, the Company’s President and Chief Executive Officer.

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All of the Company’s directors stand for election on an annual basis.

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The average age of the directors is 60, and the average length of tenure is five years.

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The Board annually assesses its performance through Board and committee self-evaluations.

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The Environmental, Social, Governance and Nominating Committee (the “ESG and Nominating Committee”) leads the full Board in considering Board competencies.

Risk Oversight —
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The Board is responsible for risk oversight, and its standing committees have particular oversight of key risks.

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The Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

Environmental, Social and Governance Responsibility —
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The Company and its Board are committed to environmental, social and governance (“ESG”) matters and being a responsible corporate citizen.

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Safety, environmental stewardship, community engagement, upholding the highest ethical standards and promoting a diverse corporate culture of respect and inclusion are core values of the Company.

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A significant portion of the Company’s executive at-risk compensation is tied to two key ESG metrics — our safety and environmental performance.

Stockholder Engagement Program —
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The Company regularly reaches out to stockholders to get feedback on matters such as executive compensation, corporate governance, ESG responsibility and other current and emerging issues, and will continue this practice going forward. Stockholders have access to the Board and senior leadership as part of this outreach program.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
When and Where Is the 2023 Annual Meeting of Stockholders Being Held?
The 2023 annual meeting of stockholders (the “Annual Meeting”) of Arch Resources, Inc., a Delaware corporation (“Arch” or the “Company”), will be held on Friday, May 12, 2023 at 10:00 a.m., Central Daylight Time. The Annual Meeting will be held by remote communication only, in a virtual meeting format. You can attend the virtual Annual Meeting at the meeting time at www.virtualshareholdermeeting.com/ARCH2023.
Who May Vote at the Annual Meeting?
Stockholders of the Company on March 17, 2023, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. On the record date, the Company had 18,736,173 shares of Common Stock outstanding, consisting of 18,735,916 shares of Class A Common Stock and 257 shares of Class B Common Stock outstanding.
How Do I Gain Admission to the Annual Meeting?
You can access the virtual Annual Meeting at the meeting time at www.virtualshareholdermeeting.com/ARCH2023. If you plan to attend the Annual Meeting online, you will need the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials (the “Notice”). The Annual Meeting will begin promptly at 10:00 a.m. Central Daylight Time. Online check-in will begin at 9:45 a.m. Central Daylight Time, and you should allow ample time for the online check-in procedures.
What Items Will Be Voted on at the Annual Meeting?
Stockholders will vote on the following items at the Annual Meeting:
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The election of seven director nominees to the Board of Directors (the “Board”) of the Company (Proposal 1);

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An advisory resolution to approve the Company’s named executive officer compensation (Proposal 2);

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An advisory resolution to approve the frequency of the advisory vote on executive compensation (Proposal 3); and

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The ratification of the appointment of Ernst & Young LLP, independent registered public accounting firm, as the Company’s independent auditor for the year ending December 31, 2023 (Proposal 4).

What Are the Board’s Voting Recommendations?
The Board recommends you vote your shares:
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“FOR” each of the director nominees to the Board (Proposal 1);

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“FOR” the advisory resolution to approve the Company’s named executive officer compensation (Proposal 2);

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“ONE YEAR” on the advisory resolution to approve the frequency of the advisory vote on executive compensation (Proposal 3); and

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“FOR” the ratification of the appointment of Ernst & Young LLP, independent registered public accounting firm, as the Company’s independent auditor for the year ending December 31, 2023 (Proposal 4).

How Do I Vote?
If you are a registered stockholder, you may vote your shares in advance using any of the following voting alternatives:
By Internet — You can vote over the Internet at www.proxyvote.com by following the instructions provided (you will need the Control Number from the Notice or proxy card you receive).
By Phone — You can vote by phone by calling the toll-free number indicated on your proxy card or voting instruction card (you will need the Control Number from the Notice or proxy card you receive).
By Mail — If you received your proxy materials by mail, you can vote by signing, dating and returning the accompanying proxy card.
Alternatively, you may attend the virtual Annual Meeting and vote your shares during the meeting. When your proxy is properly submitted, your shares will be voted as you indicate. If you do not indicate your voting preference, the appointed proxies (Paul A. Lang and Rosemary L. Klein) will vote your shares FOR each of the director nominees to the Board under Proposal No. 1, FOR Proposal No. 2, ONE YEAR on Proposal No. 3 and FOR Proposal No. 4. If your shares are owned in joint names, all joint owners must vote by the same method, and if joint owners vote by mail, all of the joint owners must sign the proxy card. The deadline for voting by telephone or via the Internet in advance of the Annual Meeting, is 11:59 p.m., Eastern Daylight time, on the day before the Annual Meeting.
If you are a beneficial owner of shares held in street name, follow the instructions provided by your nominee to vote your shares in advance of the Annual Meeting. In most instances, you will be able to vote by the same methods as indicated above. Alternatively, you may attend the virtual Annual Meeting and vote your shares during the meeting.
May I Change My Vote?
You may revoke your proxy and change your vote at any time before the voting deadline for the Annual Meeting. After your initial vote, you may vote again on a later date any time prior to the Annual Meeting via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the voting deadline for the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting during the meeting. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.
How Many Votes Do I Have?
You have one vote for each share of the Company’s Class A Common Stock and one vote for each share of the Company’s Class B Common Stock that you owned at the close of business on the record date. These shares include:
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Shares registered directly in your name with the Company’s transfer agent, for which you are considered the “stockholder of record”; and

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Shares held for you as the beneficial owner through a broker, bank, or other nominee in “street name.”

Is My Vote Confidential?
Yes. Voting tabulations are confidential except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies when disclosure is required by law to defend a claim against the Company or to assert a claim by the Company and when a stockholder’s written comments appear in a proxy or other voting material.

What Are Broker Non-Votes and How Are They Counted?
A broker non-vote occurs when a broker, bank, or other nominee holding shares on behalf of a beneficial owner is prohibited from exercising discretionary voting authority for a beneficial owner who has not provided voting instructions. Brokers, banks, and other nominees may vote without instruction only on “routine” proposals. On “non-routine” proposals, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Proposal No. 4, the ratification of Ernst & Young, LLP as the Company’s independent registered public accounting firm, is the only routine proposal on the ballot for the Annual Meeting. All other proposals are non-routine. If you hold your shares with a broker, bank, or other nominee, they will not be voted on non-routine proposals unless you give voting instructions to such nominee. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum at the meeting, but are not counted for purposes of determining the number of shares present and entitled to vote on non-routine matters.
What Is the Voting Requirement to Approve Each of the Proposals?
For Proposal No. 1, the seven nominees receiving the greatest number of affirmative votes of the shares entitled to be voted for them will be elected as directors to serve for one-year terms or until their respective successors are duly elected and qualified. Abstentions are not counted for the purpose of the election of directors, and neither abstentions nor broker non-votes will have any effect on the voting results.
Approval of Proposals No. 2, No. 3 and No. 4 requires the affirmative vote of a majority of the shares voting thereon at the Annual Meeting. Each of the vote on Proposal No. 2, the approval of the Company’s named executive officer compensation, and the vote on Proposal No. 3, the approval of the frequency of the advisory vote on executive compensation, is a non-binding advisory vote only. Abstentions and broker non-votes are not treated as votes cast. Accordingly, neither abstentions nor broker non-votes, if applicable, will affect the outcome of the voting on Proposals No. 2, No. 3 or No. 4. Since Proposal No. 4 is a “routine” proposal, we do not expect any broker non-votes to occur with respect to this proposal.
If a submitted proxy does not specify how to vote, the shares represented by that proxy will be considered to be voted FOR each of the seven nominees recommended by the Board in Proposal No. 1, FOR each of Proposals No. 2 and No. 4 and for “ONE YEAR” on Proposal No. 3. Unless a stockholder provides instructions to withhold discretionary voting authority, the appointed proxies may use their discretion to vote on any other matters properly brought before the meeting. As of the date of this Proxy Statement, the Company knows of no matter that will be presented for consideration at the Annual Meeting other than those matters discussed in this Proxy Statement.
What “Quorum” Is Required for the Annual Meeting?
In order to have a valid stockholder vote, a quorum must exist at the Annual Meeting. For the Company, the holders of a majority of the outstanding shares of common stock, present in person (virtually) or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. For these purposes, shares that are present or represented by proxy at the Annual Meeting will be counted toward a quorum, regardless of whether the holder of the shares or proxy fails to vote on a particular matter. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.
What Is Householding?
As permitted by the Securities and Exchange Commission (“SEC”), the Company may deliver only one copy of this Proxy Statement, its 2022 annual report to stockholders or the Notice, as applicable, to stockholders residing at the same address, unless the stockholders have notified the Company of their desire to receive multiple copies of these documents. This is known as householding.
The Company will promptly deliver, upon request, a separate copy of the Proxy Statement, annual report or Notice, as applicable, to any stockholder residing at an address to which only one copy was mailed. Requests for separate copies for the current year or future years, or to receive a single copy in the future for stockholders sharing an address, should be directed to the Secretary, Arch Resources, Inc., One CityPlace Drive., Suite 300, St. Louis, Missouri 63141, or by telephone at (314) 994-2700.
Where Can I Find the Voting Results?
The Company intends to announce preliminary voting results at the Annual Meeting. The Company will publish the final results in a Current Report on Form 8-K, which the Company expects to file within four business days after the Annual Meeting is held. You can obtain a copy of the Current Report on Form 8-K by logging on to the Company’s website at www.archrsc.com or through the EDGAR system at www.sec.gov. Information on the Company’s website does not constitute part of this Proxy Statement.

CORPORATE GOVERNANCE PRACTICES
Overview
We are dedicated to creating long-term value for our stockholders, while maintaining our commitment to ESG matters and being a responsible corporate citizen. We are committed to conducting business with integrity and an unrelenting passion for providing the best value to our customers.
Our Commitment to Environmental, Social and Governance Responsibility
We believe that our long-term success depends upon achieving excellence in mine safety and environmental stewardship; conducting business in the most ethical and transparent manner; investing in our people and the communities in which we operate; and demonstrating the highest principles of corporate governance. We are proud of our long-standing history of outstanding performance in these areas, and our commitment to continuous improvement in ESG is unwavering. Please visit our website at www.archrsc.com for information regarding the Company’s pivot towards steel and metallurgical markets and our philosophy and approach to key ESG-related topics, as well as data reflecting our industry-leading safety and environmental performance. The information contained in our website is not incorporated by reference into this Proxy Statement or any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We also discuss key highlights of our ESG approach below.
Our Approach to Safety and Environmental Stewardship
Safety is deeply engrained in our culture. Across the organization, employees engage in a proactive, employee driven approach to safety. This cultural-based approach began almost two decades ago and it is now a part of who we are. Year-after-year, we have consistently led our large, integrated peers in safety performance, as measured by lost-time incident rate. For 2022, our lost-time incident rate across all of our operations was 0.57 per 200,000 employee-hours worked, which is nearly four times better than the industry average. While we are proud of our track record, we are sharply focused on further improvement. We have made zero safety incidents at every operation, every year, our single, highest priority.
We are relentless in our efforts to be good stewards of the environment. We strive for perfection in our approach to water, air and land. As with safety, we continue to exhibit industry leadership with our environmental performance. In 2022, we recorded just one notice of violation under the Surface Mining Control and Reclamation Act (“SMCRA”) across all of our subsidiary operations. In every operating region, we take our reclamation efforts seriously and are often recognized for excellence by state and federal agencies.
We believe that our performance in the areas of safety and environmental stewardship in particular — and ESG more generally — is integral to our operational and financial performance and to enhancing long-term stockholder value. Given this integral connection, we have historically tied a significant portion of our executive officers’ annual incentive compensation to Company performance on safety and environmental compliance.
Our Approach to Climate
We recognize the importance of reducing greenhouse gas emissions on a systematic and sustained basis, and have taken steps to reduce our carbon footprint. Our pivot towards steel markets — and towards higher quality but lower volume metallurgical products — has driven significant reductions in our emissions profile as well. Since 2013, we have reduced greenhouse gas emissions across our operating portfolio significantly, and expect to achieve further reductions in future periods, as we systematically wind down our legacy thermal mining operations.

Our metallurgical products are essential to the primary production of steel as a reducing agent for iron ore. While the production process is carbon-intensive, steel is a highly recyclable resource supported by a well-developed logistics chain and recycling infrastructure. We expect primary steel to play an essential role in the ongoing expansion of the global economy, the development of critical infrastructure and the construction of a new, lower-carbon economy supported by mass transit systems, wind turbines and electric vehicles. While we believe steel producers will ultimately need to de-carbonize the steel-making processes entirely, consistent with a net-zero carbon future, we expect metallurgical coal to continue to play a critical role in steel production for the next two decades or more. In 2022, we directed approximately 85 percent of our capital spending to our metallurgical segment.
As we have expanded our metallurgical portfolio, we have correspondingly reduced our thermal coal asset base via asset sales, final mine reclamation and the continuous streamlining and rightsizing of our thermal portfolio. Over the past decade, we have reduced our thermal coal output by well over 50 percent and expect to drive forward with further reductions. We are also continuing to explore strategic alternatives for our remaining thermal assets, while accelerating final reclamation activities at our thermal coal operations in the Powder River Basin of Wyoming. At the same time, we are continuing to focus on optimizing cash flows from our remaining thermal assets. In addition, we have created a thermal mine reclamation fund to cover those obligations. We view our focused approach as the most orderly and responsible process for our stockholders, employees, the communities in which we operate and other stakeholders, including the employees at our thermal operations, the communities in which those employees live and work, and the electricity consumers who rely on this low-cost fuel source to help maintain affordable and stable electricity.
Our Approach to People — Human Capital Management
We employ approximately 3,400 employees, almost all of whom are located in the United States. Our responsible and respectful corporate culture has allowed us to attract and retain an experienced, talented and high-performing workforce. Our five-year average voluntary retention rate is over 87 percent (including retirements and terminations), and approximately 40 percent of the Company’s workforce has at least 10 years of Company service.
We recognize the importance of furthering education and development of our employees through the various stages of their careers. To that end, we offer free access to a multitude of courses that are designed for personal and career development through an online education platform as well as tuition reimbursement. We also invest significantly in the development of our next generation of leaders. We conduct multi-day leadership workshops designed to educate high-potential employees about our corporate strategy, financial position, asset base and corporate culture, as well as to enhance leadership skills. We also regularly hold workshops with both internal and external subject matter experts to discuss best practices related to safety, environmental compliance and operating procedures.
We are committed to building and maintaining a diverse and inclusive workforce. Advancing diversity in all forms is our focus, and we strive to ensure a culture of inclusion in which all employees feel safe and respected. To reinforce our commitment, we established Arch CARES, a Company-wide program designed to promote and encourage a safe and respectful work environment. The fundamentals of the program are: (C) Courage to stand up for oneself and others; (A) Attitude that is positive and encouraging; (R) Respect for others; (E) Excellence in what employees do and say; and (S) Safety. The program endeavors to further engrain mutual respect as a core value in our corporate culture.
Our Board plays a critical role in the oversight of talent and culture at Arch, routinely engaging with senior leadership on topics such as succession planning and talent development. The Personnel and Compensation Committee of our Board oversees compensation and bonus pools which are determined, in part, by delivering against organizational objectives, including safety and environmental performance. Our Board is also committed to ensuring a culture of inclusion and diversity at every level of the organization.

Our Approach to Community
Beyond the broad economic benefits that our operations provide, we make it a priority to enrich our local communities in other ways. We encourage our employees to take an active role in community organizations and projects and to cultivate strong relationships with neighbors. We give back to the community through charitable giving and volunteerism. We reach out to our neighbors through special programs, such as community advisory panels at select operations, and by devoting time to nonprofit organizations, including local schools.
Our Approach to Governance
We are committed to demonstrating the highest principles of corporate governance. We believe that strong, effective corporate governance policies and practices are the foundation of a well-functioning board and are vital to preserving the trust of our stakeholders, including our customers, suppliers, employees and stockholders, as well as regulators and the general public.
Our Board has adopted Corporate Governance Guidelines that set forth a framework within which the Board, assisted by its committees, oversees the affairs of the Company. These guidelines address, among other items, the composition and functions of the Board, director independence and non-employee director compensation. The Company’s Code of Business Conduct is applicable to all employees of the Company, including all directors and officers.
Our Board regularly reviews these governance policies and modifies them as warranted based upon Delaware law, the rules and listing standards of the New York Stock Exchange and SEC regulations, as well as best practices recommended by recognized governance authorities. The Corporate Governance Guidelines and the Code of Business Conduct are available on the Company’s website under the “Investor Center” section at www.archrsc.com and in print to any stockholder who requests them from the Company’s Secretary. Amendments to or waivers from (to the extent applicable to one of the Company’s directors or executive officers) the Code of Business Conduct are posted to the same location on the Company’s website. Information on the Company’s website does not constitute part of this Proxy Statement.
Enhancements to ESG Governance Framework
Our Board has ultimate responsibility for oversight of the Company’s ESG strategy and attendant risks. Each of the Board’s standing committees assists the Board in fulfilling this important role.
To gain efficiencies and re-emphasize the Board’s commitment to continuous improvement in ESG, the Board designated ESG oversight responsibility to its standing corporate governance and nominating committee and renamed the committee the Environmental, Social, Governance and Nominating Committee, also referred to as the ESG and Nominating Committee. The Committee’s charter expressly reflects its responsibility for oversight of ESG strategy, risk and opportunities. The ESG and Nominating Committee reports to the full Board on a regular basis with updates on ESG.
The ESG and Nominating Committee receives regular reports from management’s ESG task force. This task force consists of approximately 30 key members of management — from operations as well as functional areas — and is led by the Company’s Senior Vice President and Chief Operating Officer and the Senior Vice President — Strategy. Management has structured the task force and related ESG protocols to mirror what was utilized for the Company’s behavior-based safety program. Like safety, we believe the key to our continuing success in ESG is incorporating ESG into our culture — not only within our operations but within every function of the Company. The task force meets on a quarterly basis to discuss, evaluate and report on ESG matters pertaining to operations and each functional area. The task force leaders provide regular updates to the Committee on the task force meetings, initiatives and progress. The ESG and Nominating Committee, in its oversight role, and management will continue to implement governance-related protocols as may be needed to ensure information flow and accountability to advance the Company’s ESG strategy and goals.
The Audit Committee and Personnel and Compensation Committee also assist our Board in fulfilling its oversight responsibility for ESG. For discussion of the Personnel and Compensation Committee’s role in overseeing human capital management, please see Our Commitment to Environmental, Social and Governance Responsibility — Our Approach to People — Human Capital Management. For discussion of the Audit Committee’s role in overseeing management’s enterprise risk assessment processes, please see the section below entitled, Oversight of Risk Management.
Oversight of Risk Management
Our Board is responsible for oversight of the Company’s risk management processes. To assist our Board in fulfilling its risk oversight responsibilities, the Audit Committee receives periodic reports on management’s enterprise risk management process and assessment of current and future risks, including assessment and management of the Company’s asset retirement obligations and ESG and cybersecurity related risks.
To increase the Board’s effectiveness, each of the standing committees of the Board is actively involved in risk oversight. The committees’ involvement allows for a deeper review of specific risks. Each committee reports on its activities to the full Board. Set forth below are the key areas of committee oversight:
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The Audit Committee oversees financial risk, including internal controls. The committee also focuses on cybersecurity risk, with management regularly reporting to the Audit Committee on the Company’s risk and mitigation efforts.

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The Personnel and Compensation Committee oversees risks related to compensation and engages an independent compensation consultant to assess risks pertaining to the Company’s executive compensation programs.

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The ESG and Nominating Committee oversees risks associated with ESG matters and corporate governance processes.

ESG risks, such as those related to safety, environmental performance, climate change and human capital management, are a top priority for our Board. These risks, and the Company’s ability to mitigate them, are evaluated and factored into the Company’s strategy and business plan. As such, our Board is actively engaged in overseeing these risks, as well as opportunities related to ESG matters. Our Board is well-versed in how these risks may impact the Company and is regularly updated by the committees and management on the Company performance related to ESG matters and mitigation of associated risks.
Management Succession Planning
Our Board recognizes the importance of succession planning for the Chief Executive Officer (“CEO”) and other members of the executive leadership team. The Board, in consultation with the Personnel and Compensation Committee, evaluates talent development of the CEO and other executive team members to ensure the Company has the right people in place to execute the Company’s long-term strategic plans and appropriate succession for key individuals.
Our Board also recognizes the importance of a thoughtful Board refreshment process. For information on this topic, please see the section entitled “Board Refreshment and Diversity” below.

Stockholder Engagement Program
We regularly reach out to stockholders to get feedback on matters such as executive compensation, corporate governance, ESG responsibility and other current and emerging issues and will continue this practice going forward. Stockholders have access to the Board and senior leadership as part of this outreach program. During 2022, we reached out to our largest stockholders, representing more than 60% of our outstanding shares of common stock, and subsequently held meetings with those stockholders that expressed a desire to do so. The stockholders with whom we spoke were generally supportive of our corporate governance program, executive compensation practices and commitment to ESG.
Director Independence
Our Board’s objective is to have a substantial number of directors who are independent. The Corporate Governance Guidelines incorporate the criteria established by the New York Stock Exchange to assist the Board in determining whether a director is independent. Our Board has determined, in its judgment, that all but two directors, John W. Eaves and Paul A. Lang, meet the New York Stock Exchange standards for independence.
All members of the Board’s Audit, ESG and Nominating and Personnel and Compensation Committees must be independent directors in accordance with the Corporate Governance Guidelines. Members of the Audit Committee must also satisfy a separate SEC independence requirement, which provides that they may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of the Company’s subsidiaries other than their directors’ compensation. Our Board has determined, in its judgment, that all members of the Board’s Audit, ESG and Nominating and Personnel and Compensation Committees are independent directors under the New York Stock Exchange standards for independence.
Leadership Structure
Our Board has no fixed policy with respect to the separation of the offices of Chair and Chief Executive Officer. Instead, the Board retains discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interest of the Company and the Company’s stockholders. The Company’s current structure is that Mr. Eaves serves as Executive Chair of the Board, Mr. Chapman is the Lead Independent Director, and Mr. Lang serves as Chief Executive Officer of the Company.
The Company’s independent directors meet regularly in executive session without management present. The Corporate Governance Guidelines provide that in the event the Chair of the Board is the Chief Executive Officer or is not an independent director, then the independent directors of the Board shall elect a Lead Independent Director to lead executive session meetings of the independent directors. Accordingly, under our current structure, Mr. Chapman, as Lead Independent Director, presides over these executive sessions. The Board believes the current leadership structure facilitates the Board’s independent and effective oversight of management.
Service on Other Public Company Boards
Each director on our Board must be willing to make the commitment of time and effort to make a constructive contribution to the Board and fulfill their fiduciary duties. The Corporate Governance Guidelines provide that a director may not serve on the boards of more than four public companies (including the Board) and any director who also serves as an executive officer of a public company should not serve on the boards of more than two public companies (including the Board), in each case except for reasonable transition periods relating to changes in board service. Accordingly, our Chief Executive Officer does not currently serve on the board of directors of any other public company, and none of our current directors serves on more than four public company boards, including Arch.

Director Qualifications
The Company’s Corporate Governance Guidelines provide that our Board and the ESG and Nominating Committee will consider candidates for the Board who possess the following principal qualities: strength of character; an inquiring and independent mind; practical wisdom; and mature judgment. In addition to these qualities, the selection criteria for nomination include recognized achievement, an ability to contribute to some aspect of the Company’s business, and the willingness to make the commitment of time and effort required of a director.
As described in more detail below, our Board believes that each of the Company’s directors meets such criteria and has attributes and experience that make them well qualified to serve. In order to find the most valuable talent available to meet these criteria, the Board generally considers candidates diverse in geographic origin, gender, ethnic background, and professional experience (private, public, and non-profit). The Company’s goal is to include members with the skills and characteristics that, taken together, will assure a strong Board.
The ESG and Nominating Committee has identified nine areas of expertise that are particularly relevant to service on the Board and has identified the directors whose key areas of expertise qualify them for each of the listed categories. The categories identified by the ESG and Nominating Committee are:
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CEO/Senior Management — Experience working as a chief executive officer, chief financial officer, chief accounting officer, managing director or other senior officer of a major public or private company or non-profit entity.

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Industry — Extensive knowledge and experience in the energy, natural resources, metals and mining industries, either as a senior executive of a company in such industries, as a senior executive of a customer serving such industries or through legal or regulatory experience on industry-related matters.

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ESG — A thorough understanding of safety, environmental responsibilities and other ESG matters pertaining to the Company.

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Finance and Accounting — Senior executive-level experience or membership on a board audit committee with an extensive understanding of finance and accounting matters such as capital markets, corporate finance, M&A, financial accounting and reporting, treasury and related cash management functions, auditing, Sarbanes-Oxley compliance and internal controls.

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Governance/Board — Prior or current experience as a board member of a major organization (private, public or non-profit).

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Government Relations — Experience in or a strong understanding of the workings of government and public policy on a local, state and national level.

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Human Capital Management — Senior executive-level or board compensation committee experience with an extensive understanding of  (i) executive-level and incentive based compensation plans; (ii) practices for attracting, developing and retaining talent; and (iii) approaches for promoting Company values and cultural initiatives.

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Marketing — Senior executive-level experience in marketing combined with a strong working knowledge of the Company’s domestic and international markets, customers and strategy.

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Strategic Planning and Risk Management — Senior executive-level or board experience in strategic planning and risk assessment for a major public, private or non-profit entity, including a strong understanding of enterprise risk management processes related to financial, operational, market, ESG, regulatory, cybersecurity and information security and other risks relevant to the Company.

Board Refreshment and Diversity
Our Board and its ESG and Nominating Committee make diversity in gender, ethnicity/race, age, and career experience a priority when considering director candidates. The recruitment process reflects a deliberate search for specific skills, background and experiences, as needed. In 2021, the Board and the ESG and Nominating Committee engaged a third-party search firm to help identify and recruit highly qualified women and individuals from ethnically diverse groups to include in the pool of potential director candidates as part of its board refreshment process. This year-long search process resulted in the election of Molly P. Zhang (aka Peifang Zhang) to the Board on January 3, 2022. The Board and the ESG and Nominating Committee remain committed to including diverse candidates in the pool of director candidates and, as part of its ongoing refreshment process, have again engaged a director search firm to help identify and recruit highly qualified individuals to further enhance the diversity, experience and skillsets of our Board in its entirety.
The Board has nominated seven director nominees to stand for election at the Annual Meeting. All seven nominees are current directors. One current board member, Patrick J. Bartels, Jr., will not stand for election, and the size of the Board will be reduced to seven directors effective at the conclusion of the Annual Meeting. The slate of director nominees includes two women, one of whom is ethnically diverse.
Director Biographies
The following seven directors have been nominated to stand for election at the Annual Meeting, with each serving a one-year term expiring at the 2023 annual meeting of stockholders: James N. Chapman, John W. Eaves, Holly Keller Koeppel, Patrick A. Kriegshauser, Paul A. Lang, Richard A. Navarre and Molly P. Zhang.
Set forth below is a list of the Company’s directors who have been nominated for election at the Annual Meeting, along with certain biographical information, including their ages as of the date of this Proxy Statement, and their occupations during the last five or more years. A discussion of each director’s expertise and qualifications is also provided.
Director	Areas of Expertise	Qualifications and Other Information
James N. Chapman Age 60 Director since October 2016	CEO/Senior Management Industry ESG Finance and Accounting Governance/Board Government Relations Human Capital Management Strategic Planning and Risk Management
James N. Chapman served as a non-executive advisory director of SkyWorks Capital, LLC, an aviation and aerospace management consulting services company, from 2004 to 2019. Mr. Chapman has served as the Company’s Lead Independent Director since April 2020. Mr. Chapman served as Chair of the Company’s Board of Directors from October 2016 to April 2020.
Current Public Company Directorships (other than the Company): Denbury, Inc. (since September 2020) and California Resources Corporation (since October 2020).
Public Company Directorships in Past Five Years: Tower International, Inc. (from October 2010 to October 2019) and AerCap Holdings N.V. (from November 2006 to May 2018).
Mr. Chapman contributes to the mix of experience and qualifications the Board seeks to maintain, primarily through his strategic planning, finance and board leadership experience. Mr. Chapman has more

Director	Areas of Expertise	Qualifications and Other Information
than 35 years of investment banking experience across a wide range of industries, including metals and mining, energy, and natural resources, as well as significant experience as a capital markets and strategic planning consultant. He has served on numerous boards of directors of publicly held and private companies during his career.
John W. Eaves Age 65 Director since February 2006	CEO/Senior Management Industry ESG Finance and Accounting Governance/Board Government Relations Human Capital Management Marketing Strategic Planning and Risk Management
John W. Eaves has served as Executive Chair since April 2020. Prior to April 2020, Mr. Eaves served as Chief Executive Officer from April 2012 until his retirement in April 2020. During his tenure with the Company, Mr. Eaves has also held the positions of President and Chief Operating Officer; Senior Vice President of Marketing; and Vice President of Marketing and President of Arch Coal Sales, the Company’s marketing subsidiary. Mr. Eaves joined the Company in 1987 after serving in various marketing-related positions at Diamond Shamrock Coal Company and Natomas Coal Company.
Current Public Company Directorships (other than the Company): CF Industries Holdings, Inc. (since July 2017).
Public Company Directorships in Past Five Years: None.

Mr. Eaves contributes to the mix of experience and qualifications the Board seeks to maintain, primarily through his position as Executive Chair and his prior position as Chief Executive Officer of the Company. As Executive Chair, and as a result of the experience he has gained during his tenure with the Company, Mr. Eaves has intimate knowledge of all aspects of the Company’s business and an extensive understanding of the Company’s industry and customer base.
Holly Keller Koeppel Age 64 Director since February 2019	CEO/Senior Management Industry ESG Finance and Accounting Governance/Board Government Relations Human Capital Management Marketing Strategic Planning and Risk Management
Holly Keller Koeppel served as Managing Partner and head of Gateway Infrastructure Investments LP from March 2015 to January 2017. From 2010 to February 2015, she was Partner and Global Co-Head of Citi Infrastructure Investors, a division of Citigroup, Inc. Ms. Koeppel served as Executive Vice President and Chief Financial Officer of American Electric Power Corporation (“AEP”) from 2006 to 2009 and several additional executive positions at AEP from 2000 to 2006.
Current Public Company Directorships (other than the Company): AES Corporation (since April 2015), British American Tobacco plc (since July 2017) and Flutter Entertainment plc (since May 2021).
Public Company Directorships in Past Five Years: Vesuvius plc (April 2017 to May 2021).
Ms. Koeppel contributes to the mix of experience and

Director	Areas of Expertise	Qualifications and Other Information
qualifications the Board seeks to maintain, primarily through her finance and accounting, senior management and board leadership experience, as well as her substantial knowledge of the energy industry. Ms. Koeppel’s service as Executive Vice President and Chief Financial Officer of AEP and her other public company board experience provide valuable insight and perspective to the Board.
Patrick A. Kriegshauser Age 61 Director since October 2016	CEO/Senior Management Industry ESG Finance and Accounting Governance/Board Government Relations Human Capital Management Marketing Strategic Planning and Risk Management
Patrick A. Kriegshauser serves as Executive Vice President, Chief Financial Officer and a director of ArchKey Holdings, Inc., a privately held company. Mr. Kriegshauser also serves as Executive Vice President of Sachs Electric Company, which is owned by ArchKey Holdings, Inc. He has held executive-level positions with Sachs Electric Company since 2000. From 1985 to 2000, Mr. Kriegshauser served in various executive capacities at the Company, including serving as Senior Vice President and Chief Financial Officer from 1996 to 2000. He started his career at PricewaterhouseCoopers LLP.
Current Public Company Directorships (other than the Company): None.
Public Company Directorships in Past Five Years: None.
Mr. Kriegshauser contributes to the mix of experience and qualifications the Board seeks to maintain, primarily through his finance and accounting, senior management and board leadership experience, as well as his substantial knowledge of the coal and energy industries. Mr. Kriegshauser formerly served as Chief Financial Officer on the executive leadership teams of both Sachs Electric Company and the Company, and he now serves in such capacity at ArchKey Holdings, Inc. He has also served on the boards of other coal producers.

Paul A. Lang Age 62 Director since February 2020	CEO/Senior Management Industry ESG Finance and Accounting Governance/Board Government Relations Human Capital Management Marketing Strategic Planning and Risk Management
Paul A. Lang is currently our President and Chief Executive Officer, serving as President since April 2015, and Chief Executive Officer since April 2020. Mr. Lang joined the Company in 1984 and — prior to his current role — served as our Executive Vice President and Chief Operating Officer. He previously held a variety of engineering and operating positions at both the Company’s eastern and western operations, and served on the Company’s Board from 2014 through 2016. Mr. Lang is a member of the executive committee of the National Mining Association and a member of the Board of Trustees at the Missouri University of Science and Technology.
Current Public Company Directorships (other than the Company): None.

Director	Areas of Expertise	Qualifications and Other Information

Public Company Directorships in Past Five Years: None.
Mr. Lang contributes to the mix of experience and qualifications the Board seeks to maintain, primarily through his position as President and Chief Executive Officer and prior senior positions with the Company. Mr. Lang has intimate knowledge of all aspects of the Company’s operations, marketing and an extensive understanding of the mining industry.

Richard A. Navarre Age 62 Director since October 2016	CEO/Senior Management Industry ESG Finance and Accounting Governance/Board Government Relations Human Capital Management Marketing Strategic Planning and Risk Management
Richard A. Navarre served as Chief Executive Officer and President of Covia Holdings LLC, a privately held company, from May 2019 to May 2021. He served as President and Chief Commercial Officer of Peabody Energy Corporation from 2008 until 2012 and as Peabody’s Chief Financial Officer and Executive Vice President of Corporate Development from 1999 to 2008. Prior to joining Peabody in 1993, Mr. Navarre was a senior manager with KPMG, LLP.
Current Public Company Directorships (other than the Company): Civeo Corporation (since June 2014), and Natural Resource Partners L.P. (since October 2013).
Public Company Directorships in Past Five Years (including companies that are no longer publicly listed): Covia Holdings LLC* (June 2018 to May 2021).
*Covia Holdings LLC (f/k/a Covia Corporation) is no longer publicly listed.
Mr. Navarre contributes to the mix of experience and qualifications the Board seeks to maintain, primarily through his leadership, operations, strategic planning, finance and accounting, senior management and marketing experience, as well as his extensive understanding of the coal and energy industries. During his long tenure with Peabody Energy Corporation, Mr. Navarre served in many executive-level positions including President, Chief Commercial Officer and Chief Financial Officer. He has also served on the board of directors of United Coal Company LLC.

Molly P. Zhang Age: 61 Director since January 2022	CEO/Senior Management Industry ESG Finance and Accounting Governance/Board Government Relations Human Capital Management Strategic Planning and Risk Management	Molly P. Zhang (aka Peifang Zhang) served in various global executive roles with Orica Limited, a global mining services company, from 2011 to 2016, most recently as vice president of asset management from 2015 to 2016. Ms. Zhang served in various senior leadership positions with Dow, Inc. from 1989 to 2011, most recently as managing director, SCG-Dow Group from 2009 to 2011 and as global business vice president for Dow’s Technology Licensing and Catalyst business as well as head of manufacturing for Dow Asia Pacific from 2006 to 2009.

Director	Areas of Expertise	Qualifications and Other Information

Current Public Company Directorships (other than the Company): Gates Industrial Corporation plc (since July 2020) and Aqua Metals, Inc. (since March 2021).
Public Company Directorships in Past Five Years: GEA Group AG (from April 2016 to December 2021), Cooper-Standard Holdings, Inc. (from May 2017 to May 2020) and Newmont Mining Corporation (from July 2017 to June 2019).
Ms. Zhang contributes to the mix of experience and qualifications the Board seeks to maintain, primarily through her international leadership experience in the areas of global operations, business and technology, as well as her considerable board experience and extensive knowledge of the mining and energy industries. Ms. Zhang has over 30 years of diverse international business experience with companies such as Orica Limited, a global mining services company, and Dow Inc. She holds a master’s degree in chemistry and a PhD in chemical engineering from the Technical University of Clausthal, Germany.

Core Qualifications of Board in its Entirety
Our approach is to operate a lean organization staffed with highly qualified and talented individuals, and our Board size and composition also reflects this approach. In our director nomination process, we look for candidates whose qualifications and expertise cover many, if not all, of the core skillsets believed to be most important. The core qualifications and areas of expertise of our slate of director nominees standing for election at the Annual Meeting include:

Board Tenure and Age
To ensure the Board has an appropriate balance of experience, continuity and fresh perspectives, our Board considers, among other factors, length of tenure and age when reviewing nominees. The tenure and ages of our slate of director nominees standing for election at the Annual Meeting are as follows:
Tenure	Age

Board Meetings and Committees
Under the Company’s Corporate Governance Guidelines, each director is expected to spend the time needed and meet as frequently as necessary to properly perform their duties and responsibilities, including attending the annual stockholders’ meeting, Board meetings and meetings of the committees on which they serve. Our directors rarely, if ever, miss a Board or committee meeting and consistently attend the annual stockholders meeting each year. During 2022, our Board met 8 times, and each director attended 100% of all of the meetings of the Board and the committees of the Board on which such director served. All of our directors also attended the Company’s 2022 annual meeting of stockholders. The number of meetings held by the Board and its committees during 2022 are reflected below, together with the current composition of the Board and its committees:
	Board of Directors	ESG and Nominating	Personnel and Compensation	Audit(1)
Number of 2022 meetings	8	5	6	7
Mr. Bartels(2)	M			M
Mr. Chapman	LD	M	M
Mr. Eaves	C
Ms. Koeppel	M	C	M
Mr. Kriegshauser	M			C
Mr. Lang	M
Mr. Navarre	M	M	C
Ms. Zhang	M			M

C — Chair; M — Member; LD — Lead Independent Director
(1)
Each of the members of the Audit Committee is an audit committee financial expert as defined in SEC regulations.

(2)
Mr. Bartels is not standing for election at the Annual Meeting.

ESG and Nominating Committee
The ESG and Nominating Committee is responsible for, among other things, the following items:
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identifying qualified individuals to stand for election to the Board at the annual stockholders’ meeting and recommending candidates for membership on the Board’s committees;

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developing and recommending the Corporate Governance Guidelines to the Board;

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overseeing the Company’s efforts with regard to ESG matters, including strategies, risks and opportunities; and

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reviewing the effectiveness of Board governance, including overseeing an annual assessment of the performance of the Board.

Our Board has determined, in its judgment, that the ESG and Nominating Committee is composed entirely of independent directors as defined in the New York Stock Exchange listing standards. The ESG and Nominating Committee operates under a written committee charter approved by the Board, a copy of which is published under the “Investor Center” section of the Company’s website at archrsc.com.
Personnel and Compensation Committee
The Personnel and Compensation Committee is responsible for, among other things, the following items:
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overseeing the Company’s executive incentive compensation and equity-based plans;

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overseeing the Company’s non-employee director compensation program; and

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monitoring the Company’s succession planning and management development practices.

Our Board has determined, in its judgment, that the Personnel and Compensation Committee is composed entirely of independent directors as defined in the New York Stock Exchange listing standards. In making its determination, the Board considered, among other things, the factors applicable to members of the Personnel and Compensation Committee pursuant to New York Stock Exchange listing standards and Rule 10C-1 of the Exchange Act. The Personnel and Compensation Committee operates under a written committee charter approved by the Board, a copy of which is published under the “Investor Center” section of the Company’s website at www.archrsc.com. The report of the Personnel and Compensation Committee can be found under “Personnel and Compensation Committee Report” in this Proxy Statement.
Audit Committee
The Audit Committee is responsible for, among other items, the following items:
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overseeing the integrity of the Company’s financial statements, internal accounting, and effectiveness of financial controls, disclosure controls and financial reporting processes;

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determining and evaluating the qualifications, independence and performance of the Company’s independent registered public accounting firm; and

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overseeing the performance of the Company’s internal audit function.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm. Our Board has determined, in its judgment, that the Audit Committee is composed entirely of independent directors in compliance with the New York Stock Exchange listing standards and Rule 10A-3 of the Exchange Act. The Audit Committee operates under a written committee charter approved by the Board, a copy of which is published under the “Investor Center” section of the Company’s website at www.archrsc.com.
Our Board has determined, in its judgment, that each of the three members of the Audit Committee is “financially literate” and is an “audit committee financial expert” as defined in SEC regulations. Under the Audit Committee’s charter, no member of the committee may serve on more than two other public company audit committees unless the Board determines that such simultaneous service will not impair the ability of the member to serve effectively on the committee. None of the members of the Audit Committee currently serve on the audit committees of more than two other public companies. The report of the Audit Committee can be found under “Audit Committee Report” in this Proxy Statement.
Board and Committee Self-Assessments
Our Board conducts annual self-evaluations to determine whether it and its committees are functioning effectively and whether its governing documents continue to remain appropriate. Each committee also annually reviews its own performance and assesses the adequacy of its charter, and reports the results and any recommendations to the Board.
Director Retirement/Resignation Policies
The Corporate Governance Guidelines require any nominee for director in an uncontested election who receives a greater number of votes “withheld” from their election than votes “for” such election, to offer their resignation to the Board. In the event a resignation is tendered, the ESG and Nominating Committee and the Board will evaluate the best interests of the Company and its stockholders and make a determination on the action to be taken with respect to such offered resignation, which may include (i) accepting the resignation, (ii) maintaining the director but addressing the underlying cause of the withheld votes, (iii) resolving that the director will not be re-nominated in the future for election, or (iv) rejecting the resignation. Following a determination by the Board, the Company will disclose the Board’s decision in a filing with the SEC, a press release, or another broadly disseminated means of communication. The Corporate Governance Guidelines require the Board to nominate for election or re-election only those candidates who agree in advance in writing to tender a resignation letter in accordance with these terms. Each nominee for election at the Annual Meeting has agreed to follow this policy as set forth in the Corporate Governance Guidelines.
The Corporate Governance Guidelines also provide that outside directors offer to tender their resignation for consideration by the Board at the annual meeting following such director’s 72nd birthday.
Vacancies on the Board may be filled by a majority of the remaining directors. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the Board, serves until the next annual meeting of stockholders, until their successor shall be elected and qualified, or until their earlier death, resignation or removal, except as otherwise required by law.
Conflicts of Interest
The Company’s Code of Business Conduct reflects the Company’s policy that all of the Company’s employees, including the Company’s named executive officers, and directors must avoid any activity that creates, or may create, a conflict of interest that might interfere with the proper performance of their duties or that might be hostile, adverse or competitive with the Company’s business. In addition, each of the Company’s directors and executive officers is encouraged to notify the Board when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate the Company’s Code of Business Conduct or Corporate

Governance Guidelines. The Board will then determine, after consultation with counsel, whether a conflict of interest exists. Directors who have a material personal interest in a particular issue are not allowed to vote on any matters with respect to that issue.
Compensation Committee Interlocks and Insider Participation
Richard A. Navarre, Holly K. Koeppel and James N. Chapman each served on the Personnel and Compensation Committee during all of 2022. None of the directors who served on the Personnel and Compensation Committee during 2022 has been an officer or employee of the Company. None of the Company’s executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board or Personnel and Compensation Committee.
Nomination Process for Election of Directors
The ESG and Nominating Committee has responsibility for assessing the need for new directors to address specific requirements or to fill a vacancy. All candidates must meet the requirements specified in the Company’s Corporate Governance Guidelines. Candidates who meet those requirements and otherwise qualify for membership on the Board are identified, and the committee initiates contact with preferred candidates. The committee regularly reports to the Board on the progress of the committee’s efforts. The committee meets to consider and approve final candidates who are then presented to the Board for consideration and approval. The Chair of the Board or the Chair of the ESG and Nominating Committee may extend an invitation to join the Board.
Stockholder recommendations must be submitted in writing to the Company’s Secretary, and must include information regarding nominees as required under the Company’s Bylaws. Individuals properly recommended by stockholders will receive the same consideration as individuals recommended to the ESG and Nominating Committee through other means.
The Company’s Bylaws include a proxy access provision that allows stockholders who meet the requirements set forth in the Bylaws to include a specified number of director nominees in the Company’s proxy materials.
Communicating with the Board of Directors
Our Board has established procedures intended to facilitate communication by stockholders and interested parties directly with the Board as a whole, any of the Board’s committees, the Chair of the Board, and any other individual director or group of directors, including the Company’s non-employee directors as a whole. Such communications may be confidential or anonymous, and may be reported by phone to the Company’s confidential hotline at 866-519-1881 or by writing to any individual director or group of directors in care of Arch Resources, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141, Attention: Senior Vice President — Law, General Counsel and Secretary. All such communications are promptly communicated to the Chair, Lead Independent Director, the Chair of the Audit Committee or the Company’s Director of Internal Audit, as appropriate.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)
Upon the recommendation of the ESG and Nominating Committee, the Board has nominated James N. Chapman, John W. Eaves, Holly Keller Koeppel, Patrick A. Kriegshauser, Paul A. Lang, Richard A. Navarre and Molly P. Zhang (aka Peifang Zhang) for election as directors, each to serve for a term that will expire at the Company’s 2024 annual meeting of stockholders, until a successor is elected and qualified or until their earlier death, resignation or removal.
To the knowledge of the Board, no nominee will be unwilling or unable to serve as a director. All nominees have consented to be named in this Proxy Statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes the Company to vote for a replacement nominee if the Board names one. As an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting.
Recommendation of the Board
The Board recommends a vote “FOR” each nominee.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(PROPOSAL NO. 2)
Pursuant to Section 14A of the Exchange Act, we are seeking advisory stockholder approval of the compensation of our named executive officers (“NEOs”), or “say-on-pay” vote, as disclosed in the section of this Proxy Statement entitled “Executive Compensation.” Stockholders are being asked to vote on the following advisory resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers of Arch Resources, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related material).”
The compensation of our NEOs is designed to tie a substantial percentage of each officer’s compensation opportunity to the attainment of financial and other performance measures that the Board believes promote the creation of long-term stockholder value and position the Company for long-term success. As described more fully in the Compensation Discussion and Analysis (“CD&A”), the total mix of compensation that the Company offers its NEOs is designed to enable the Company to attract and retain top talent while, at the same time, creating a close relationship between performance and compensation. The Personnel and Compensation Committee and the Board believe that the design of the program, and as a result, the compensation awarded to NEOs under the program, fulfills this objective.
Stockholders are urged to read the CD&A section of this Proxy Statement, the compensation tables and accompanying narratives, which discuss in detail how our compensation policies and procedures implement our compensation philosophy.
Although the vote on this Proposal No. 2 is non-binding, the Board will review the voting results in connection with its ongoing evaluation of the Company’s compensation program. The final decision on the compensation and benefits of our NEOs remains with the Board.
Recommendation of the Board
The Board recommends a vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers of Arch Resources, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related material).”

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION
(PROPOSAL NO. 3)
Pursuant to Section 14A of the Securities Exchange Act of 1934, in addition to the non-binding advisory vote on executive compensation (the “Say on Pay Vote”) for which we are seeking stockholder approval (see Proposal No. 2), the Dodd-Frank Act also enables our stockholders to express their preference for having a Say on Pay Vote every one, two or three years, or abstain. This non-binding “frequency” vote is required at least once every six years. At our Annual Meeting in 2011, our stockholders voted for annual Say on Pay Votes, and we have held Say on Pay Votes at every subsequent Annual Meeting.
After careful consideration of this proposal, our Board has determined that an annual Say on Pay Vote remains the most appropriate alternative for the Company, and, therefore, our Board recommends that you vote for a one-year interval for the Say on Pay Vote. An annual Say on Pay Vote will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is, therefore, consistent with the Company’s efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.
If none of the frequency choices receives the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting, the Board will consider the frequency receiving the most votes to indicate our stockholders’ preference.
Recommendation of the Board
The Board recommends that you vote “ONE YEAR” on Proposal No. 3. Please note that the proxy card provides stockholders with four choices (every one, two or three years, or abstain). Stockholders are not voting to approve or disapprove the Board’s recommendation.
Effect of Proposal
The frequency vote is non-binding. Stockholder approval of a one, two or three year frequency vote will not require the Company to implement a Say on Pay Vote every one, two or three years. The final decision on the frequency of the Say on Pay Vote remains with the Board.
The Board values the opinions of the Company’s stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board will carefully consider the outcome of the frequency vote and other communications from stockholders when making future decisions regarding the frequency of the Say on Pay Vote.

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 4)
Ernst & Young LLP was the Company’s independent registered public accounting firm for 2022. The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023. The Audit Committee and the Board are requesting that stockholders ratify this appointment. In the event the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee believes such a change would be in the Company’s best interests and the best interests of the Company’s stockholders. Representatives of Ernst & Young LLP are expected to be available at the Annual Meeting to make a statement if they desire to do so and to be available to respond to appropriate questions.
Fees Paid to Auditors
The following table sets forth the fees accrued by or paid to Ernst & Young LLP, the Company’s independent registered public accounting firm, for the years ended December 31, 2022 and December 31, 2021:
	Fee
Service	2022	2021
Audit Fees(1)	$1,858,198	$1,772,032
Audit-Related Fees(2)	$550,000	—
Tax Fees(3)	—	—
All Other Fees	—	—

(1)
Audit fees include fees for professional services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements and reports on internal control over financial reporting, the review procedures on the consolidated financial statements included in our Forms 10 Q, as well as the statutory audits of our international subsidiaries, and other services related to Securities and Exchange Commission filings.

(2)
Audit related fees were paid for assurance and related services not reported under audit fees above.

(3)
Tax fees consist of amounts billed for tax compliance matters, tax research assistance, and routine on-call advice.

The Audit Committee has adopted an audit and non-audit services pre-approval policy that requires the Audit Committee to pre-approve services to be provided by the Company’s independent registered public accounting firm. The Audit Committee considers whether services to be provided by the independent registered public accounting firm are prohibited by the SEC’s rules on auditor independence and whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service. The Audit Committee is mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve such services. The Audit Committee has delegated to the Chair of the Audit Committee pre-approval authority between committee meetings, and the Chair then reports any pre-approval decisions to the committee at the next regularly scheduled committee meeting.
Recommendation of the Board
The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

OTHER MATTERS
The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the material elements of compensation paid to each of the following named executive officers of Arch Resources, Inc. (the “named executive officers” or “NEOs”) for fiscal year 2022:
Name	Title	Years of Service(1)
John W. Eaves	Executive Chair	40
Paul A. Lang	President and Chief Executive Officer	38
Matthew C. Giljum	Senior Vice President and Chief Financial Officer	19
John T. Drexler	Senior Vice President and Chief Operating Officer	25
Rosemary L. Klein.	Senior Vice President — Law, General Counsel and Corporate Secretary	8

(1)
Includes the following years of service attributable to employment with one or more of our predecessor entities: Mr. Eaves — 15 years, and Mr. Lang — 13 years.

Executive Summary
Our compensation program for 2022 was focused on incentivizing our NEOs to create long-term value for our stockholders and other stakeholders. We accomplished the following goals during the year:
Generated our strongest financial results since the Company’s restructuring in 2016
•
Achieved record net income of  $1.3 billion, or $63.88 per fully diluted share

•
Achieved record Adjusted EBITDA of  $1.3 billion

•
Achieved record cash flow from operating activities of  $1.2 billion

Greatly augmented and enhanced our already strong financial footing
•
Returned the balance sheet to a net positive cash position — which stood at $95.8 million at year-end — less than a year after the completion of our major metallurgical growth project at Leer South

•
Reduced total indebtedness by $427.8 million, or more than 70 percent, during the course of 2022

Relaunched a robust capital return program with a carefully structured and well-received capital return allocation formula
•
Deployed a total of  $881.4 million under this capital return program, inclusive of the recently announced March 2023 dividend related to our fourth quarter 2022 discretionary cash generation

•
Declared aggregate dividends of  $514.4 million, or $28.22 per share inclusive of the March 2023 dividend

•
Deployed $366.9 million to repurchase shares and avoid future dilution via the settlement of 91.5 percent of our convertible debt securities

•
Reduced share dilution by a total of approximately 2.9 million shares via these actions

Accomplished significant progress in our Asian market expansion strategy for our core metallurgical segment
•
Increased the percentage of our shipped metallurgical coal volumes moving to Asia to more than 40 percent — the highest level ever — as we intensified our focus on this fast-growing market segment

•
Secured seven large, new, growth-focused Asian customers during 2022, laying the foundation for incremental growth in Asian shipments in the future

Drove continued progress in our clearly defined strategy of harvesting value and generating cash from our legacy thermal assets
•
Generated $353.9 million in segment-level Adjusted EBITDA from our legacy thermal segment in 2022, while investing just $28.6 million in capital

•
Generated the cumulative amount of segment-level Adjusted EBITDA from our legacy thermal segment since our 2016 restructuring of  $1.3 billion, while investing just $138.6 million — a nearly 10-to-1 ratio

Augmented our already significant book of contracts for our legacy thermal segment for 2023 and beyond
•
Finished 2022 in a nearly sold-out position for projected 2023 volumes — at prices well above historical averages — and with a significant book of competitively priced business for future years as well

Made continued strides in our ongoing strategic pivot towards steel and metallurgical markets by systematically reducing the footprint of our legacy thermal segment
•
Drove forward with the accelerated reclamation work at the Coal Creek thermal mine in the Powder River Basin, where approximately 75 percent of final reclamation work has now been completed

•
Increased the balance in our industry-first thermal mine reclamation fund — created to ensure sufficient cash availability for final reclamation work — to the approximate initial target level of  $136 million

Demonstrated continuing industry-leading performance on core ESG metrics
•
Achieved an aggregate lost-time incident rate of 0.57 per 200,000 employee-hours worked across all of our operations in 2022, which was nearly four times better than the industry average

•
Received the 2022 Excellence in Reclamation Award — the State of Wyoming’s highest reclamation honor — for the extensive and exemplary reclamation work conducted at the Coal Creek mine

•
Demonstrated industry leadership for environmental compliance among large, integrated producers, with just one SMCRA violation across all of our operations

•
Recorded zero water quality exceedances against 84,000 parameters measured company-wide, for a 100 percent compliance rate, while extending our record in this area to nearly three years

•
Drove forward with final reclamation work on our shrinking portfolio of legacy idle properties during 2022, securing final bond release on 3,500 acres and increasing the number of water discharge points eliminated since 2015 to nearly 1,600, equating to an 80 percent reduction

2022 Key Compensation Decisions and Actions
Our Personnel and Compensation Committee (“P&C Committee” or “Committee”) takes stockholder feedback, as well as the results of the “say-on-pay” vote, into account when establishing or modifying our compensation program.

Over 99% of the votes cast at our 2022 annual meeting of stockholders voted to approve our executive compensation programs and policies in the “say-on-pay” vote. We view this as an endorsement of our executive compensation plans and programs, and as discussed below, our P&C Committee utilized the same compensation plans and programs for 2022, except as deemed appropriate to align compensation with evolving company strategies and business objectives.
Our key compensation decisions and actions relating to our NEOs’ compensation for 2022 include the following:
•
No Design Modifications to Our Annual Incentive Plan. After conducting its annual review and analysis and considering stockholder feedback and the “say-on-pay” voting results as described above, our P&C Committee maintained the design structure of our annual program without any modifications from the prior year’s design.

•
Annual Incentive Compensation Plan (“ICP”).

Our 2022 budget and strategic financial objectives, as well as our ongoing commitment to prioritizing the ESG performance measures covering safety and environmental stewardship, were considered when establishing the following metrics for our 2022 ICP design: Adjusted EBITDA (50%), Free Cash Flow (20%), safety incident rate (15%) and environmental compliance (15%). These metrics were consistent with the design metrics utilized in our 2021 ICP.
We have historically included ESG metrics in our ICP. Safety and environmental stewardship are core values of the Company, and we believe are also key to delivering excellence in our operational and financial performance. As reflected in the executive summary above, we are consistently an industry leader in safety and environmental performance year-after-year. As part of its annual review, the P&C Committee closely considers the Company’s strategy and goals relating to climate change and other environmental priorities in setting the environmental performance metrics to include in the annual ICP.
•
Long-Term Incentive Plan (“LTIP”). The 2022 LTIP awards to our NEOs were weighted equally between time-and performance-based restricted stock units. The time-based restricted stock units vest over three years. The performance-based restricted stock units vest based on the relative total shareholder return over a three-year performance period. Relative total shareholder return is measured as compared to the Company’s compensation peer group companies.

•
Shift of focus solely to relative total shareholder return in the LTIP.

With the successful startup of the Leer South longwall mining complex in 2021, the Company has returned its attention to creating one of the strongest balance sheets in the industry as well as relaunching a multi-faceted capital return program. This program includes returning 100% of the company’s discretionary cash flow through fixed rate dividends, variable rate dividends, share buybacks, elimination of remaining convertible debt securities and warrants as well as capital preservation when appropriate. As a result of this renewed capital return focus, it was determined that relative total shareholder return would be the sole performance measure for the 2022 performance-based restricted stock unit award to the executive team and will be measured on performance over the next three-year measurement period.
Overview
Our compensation programs are designed to attract, motivate and retain highly talented executives, while keeping them focused on promoting our strategic objectives. We believe these compensation programs encourage sustained long-term profitability by making a significant portion of each named executive officer’s total direct compensation variable and dependent on our achievement of safety, environmental and financial performance. Thus, most of our executives’ total compensation is performance-based and not guaranteed.
The type and amount of compensation for each NEO is determined after considering a variety of factors, including the executive’s position and level of responsibility within our organization, comparative market data and other external market-based factors. The Committee, uses this information when establishing compensation in order to achieve a comprehensive package that emphasizes pay-for-performance and is also competitive in the marketplace. For 2022, the pay mix at target for the CEO and other NEOs is displayed below.
CEO Pay Mix at Target Levels	Average NEO Pay Mix at Target Levels(1)

(1)
Average of the NEOs, excluding the CEO.

The components of the NEO compensation program for 2022 were as follows:
Component	Key Features	Objectives
Direct Compensation
Base Pay	Fixed annual cash amount, paid at regular intervals	Provides a regular source of income at competitive levels.
Annual Incentive Compensation Plan	Performance-based cash compensation opportunity tied to annual goals of Adjusted EBITDA, Free Cash Flow, and safety and environmental measures
Financial metrics focus NEOs on achieving key annual financial goals and objectives based on budgeted expectations for the year.
Safety and environmental measures focus NEOs on these important areas of performance.

Long-Term Incentive Plan	Long-term incentive plan opportunities delivered through annual grants of restricted stock units with three-year vesting periods	NEOs receive annual grants of restricted stock units under our LTIP, 50% of which vest only to the extent that specified performance thresholds are attained. For our 2022 LTIP awards, meaningful stockholder value delivery is required for the performance-based awards to vest, which are intended to align management and stockholder interests.
Other Compensation
Benefits	Standard range of medical, dental, life insurance, disability and retirement plans available to other employees	Provide market-competitive level of support in the event of injury, illness and retirement.
No tax gross-ups or executive perquisites
Our Compensation Process
The Committee, with advice and analysis from its independent compensation consulting firm, considers current compensation levels, benchmarking and other data of peer companies, individual and Company performance, long-term career goals, future leadership potential and succession planning, among other factors, in determining appropriate target compensation levels for our NEOs. The Committee does not use a formula to weight these factors, but instead uses these factors to provide context within which to assess the significance of comparative market data and to differentiate the level of target compensation among our NEOs. During 2022, a significant aspect of this process involved evaluating individual pay levels for our NEOs in connection with Company performance and achievements to ensure each NEO’s total compensation package was appropriately aligned with market practice and reflective of the NEO’s responsibilities and internal pay equity.
After the end of the performance period to which a particular incentive award relates, the Committee reviews our performance relative to the applicable performance targets and recommends payouts based on that performance. The Committee generally retains the ability to recommend payouts that are above or below actual performance levels for the applicable performance period. For purposes of determining the amount of a payout to recommend, the Committee may also consider infrequent or non-recurring items that are not reflective of ongoing operations, the effects of major corporate transactions or other items that the Committee determines, in its judgment, significantly distort the comparability of our actual performance against the performance targets. No such discretionary adjustments were made for 2022.

Annually, the Committee reviews the design of our named executive officer compensation program, including whether the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In doing so, the Committee assesses whether compensation programs used in prior years have successfully achieved our compensation objectives. The Committee also considers the extent to which our compensation program is designed to achieve our long-term financial and operating goals. The Committee has retained the independent compensation consultant referenced below under “Role of Compensation Consultants” to help analyze certain comparative market data. Certain members of management participate in this process by assembling and summarizing data used by the Committee. The Committee and its independent compensation consultant reviewed our compensation policies and practices, and the Committee has determined that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In 2022, the Company prepared “tally sheets” that summarize the past and present values of each component of each NEO’s total compensation. This tool is available to assist Committee members in the evaluation and approval of changes to compensation.
Role of Compensation Consultants
During 2022, the Committee continued to retain Lyons, Benenson & Company Inc. (“LB”) as an independent compensation consultant to advise on executive compensation matters. LB assisted the Committee in determining the compensation peer group, which is described in more detail below. LB also advised the Committee on competitive compensation practices, mix of compensation elements and comparative market data, which the Committee considered in addressing and determining the appropriate levels of compensation for each NEO relative to the marketplace.
The Committee has reviewed the independence of its independent compensation consultant and has determined that no conflicts of interest exist. The Committee has sole authority to retain or replace the independent compensation consultant. The Committee regularly reviews the performance and independence of its independent compensation consultant, as well as fees paid. A representative of the independent compensation consultant attends Committee meetings, as requested, to serve as a resource on compensation matters. In order to encourage independent review and discussion of compensation matters, the Committee has the authority to, and does meet with such representative in executive session.
Role of Management
Annually, the Committee reviews the performance of our Executive Chair and our Chief Executive Officer and makes recommendations to the Board regarding their compensation. In doing so, the Committee uses information provided by the independent compensation consultant and certain historical financial and operating performance data provided by management. Annually, our Chief Executive Officer reviews the performance of the other NEOs with the Committee and makes recommendations on their base salary, annual cash incentive and long-term incentive opportunities. The Company’s human resources department provides support for this process.
Compensation Peer Group
Each year, the Committee, in consultation with LB, conducts a full review of the appropriateness of our peer group companies after considering other companies in the metallurgical and steel markets, the Company’s Adjusted EBITDA, revenue, employee size, and the acquisitions and bankruptcy filings that have occurred within the peer group during the year. The Committee seeks to maintain as much consistency as possible in the peer group year-over-year. Following a thorough review of the peer group in 2022, no changes to peer companies were recommended. The 2022 peer group (listed below) consists of 16 companies and has median revenues of approximately $2.87 billion and median market capitalization of approximately $2.72 billion. The Committee recognizes that certain companies in this group generally are larger than the Company under the market capitalization measure; nevertheless, the Committee views this peer group as appropriate in light of the importance it ascribes to providing competitive compensation opportunities that are sufficient to attract and retain the talented executives needed to lead the Company.
• Allegheny Technologies, Inc.	• Diamondback Energy, Inc.
• Alliance Resource Partners, L.P.	• Peabody Energy Corporation
• Alpha Metallurgical Resources, Inc	• Schnitzer Steel Industries, Inc.
• Carpenter Technology Corporation	• Southwestern Energy Company
• Cleveland-Cliffs, Inc..	• Summit Materials, Inc.
• Compass Minerals International, Inc.	• SunCoke Energy, Inc.
• CONSOL Energy, Inc.	• Warrior Met Coal, Inc.
• Denbury, Inc.	• Worthington Industries, Inc.
When evaluating benchmark data for these peer companies, the median market data is applied to each individual pay component in addition to a total compensation analysis. General industry compensation data is also reviewed by the Committee to provide an additional reference point but is not used to benchmark the amount of total compensation or any specific element of compensation for the NEOs. This data is based on a broad spectrum of public companies (excluding financial services and retail companies) that had median revenues similar to the Company.
The Committee will continue to assess the appropriateness of the peer groups used to benchmark our compensation programs on an annual basis and add or subtract members of the peer groups as appropriate.
Human Capital Management
Our people and culture are critical to our long-term success. Our talented workforce is our greatest asset, and we are committed to their training and development. Ensuring an environment of inclusion, diversity and respect is a top priority. Succession planning is a key focus of our Board. Please see the following sections for further discussion of our approach to human capital management: “Our Approach to People — Human Capital Management,” and “Management Succession Planning.”
Evaluation of Stockholder “Say-on-Pay” Vote Results
This year, we are again providing stockholders with the right to cast a non-binding advisory vote to approve the compensation of our NEOs (see “Proposal No. 2 — Advisory Vote to Approve Named Executive Officer Compensation”). As noted above, approximately 99% of the votes cast at our 2022 annual meeting of stockholders voted to approve our executive compensation programs and policies. Each year, the Committee considers the outcome of the “say on pay” vote when making decisions relating to the compensation of the named executive officers and our executive compensation program design, structure and policies. The Committee believes that last year’s voting results conveyed our stockholders’ strong support for our compensation programs and conveyed our stockholders’ continued strong support of the philosophy, design and structure of our executive compensation program.
Elements of Our Compensation Program
The Committee believes that our named executive officers, together with our other executives who have an ability to influence the achievement of our financial and operating objectives, should have a higher percentage of total compensation that is variable and, therefore, subject to greater risk. This provides closer alignment between those executives’ total compensation with the short- and long-term interests of stockholders and other stakeholders.
In order to achieve the compensation objectives established by the Committee, the Company uses the following compensation elements:

•
Base salary;

•
Short-term incentive opportunities (the Annual Incentive Compensation Plan — ICP); and

•
Long-term incentive opportunities (the Long-Term Incentive Plan — LTIP).

In general, as the position and amount of responsibility for an executive increase, a greater percentage of that executive’s total compensation will be variable. Executives with the highest level and amount of responsibility generally have the lowest percentage of their total compensation fixed as base salary and the highest percentage of their total compensation dependent upon our performance, as reflected in short- or long-term incentive awards.
The following table shows the allocation of total target compensation for each NEO for each of the last three years:
	% of Target 2020 Compensation(1)			% of Target 2021 Compensation(1)			% of Target 2022 Compensation(1)
	Fixed	Performance- Based		Fixed	Performance- Based		Fixed	Performance- Based
Name	Base Salary	Annual	Long- Term	Base Salary	Annual	Long- Term	Base Salary	Annual	Long- Term
John W. Eaves	25%	25%	50%	25%	25%	50%	24%	28%	48%
Paul A. Lang	17%	22%	61%	17%	22%	61%	17%	22%	61%
Matthew C. Giljum	23%	19%	58%	23%	20%	57%	23%	20%	57%
John T. Drexler	21%	21%	58%	21%	21%	58%	21%	21%	58%
Rosemary L. Klein.	—	—	—	24%	17%	59%	24%	17%	59%

(1)
For purposes of determining total compensation, we have included base salary, target annual cash incentives and the value of target long-term incentive awards.

Base Salary
We provide each named executive officer with an annual base salary. Base salaries for our named executive officers depend on each executive’s experience and scope of responsibilities, as well as the median market data for comparable job positions at companies within our peer group. We increase base salary primarily in response to notable achievements or for additions in scope of responsibilities. In addition, we may increase base salary to remain competitive in the marketplace.
During 2022, as part of its annual review of executive compensation, the Committee approved mid-year base salary adjustments for Messrs. Eaves, Lang and Giljum and Ms. Klein to align with competitive market data for comparable positions at our peer group companies. The table below lists the annual base salary amounts for our NEOs in 2021 and 2022.
Name	2021 Salary	2022 Salary	% Change (+/-)
John W. Eaves	$540,000	$650,000	+20.4%
Paul A. Lang	$925,000	$1,000,000	+8.1%
Matthew C. Giljum	$475,000	$500,000	+5.3%
John T. Drexler	$675,000	$675,000	0.0%
Rosemary L. Klein.	$435,000	$450,000	+3.4%
Annual Incentive Compensation Plan
Overview
The Committee designed the ICP to focus our organization on meeting and exceeding certain annual financial and operating objectives by rewarding those key employees with the greatest ability to influence our results.

For 2022, the Committee maintained Adjusted EBITDA and Free Cash Flow as the financial performance measures for the plan. Adjusted EBITDA constitutes 50% of the total target award, and Free Cash Flow represents 20% of the total target award. Consistent with prior years and the Company’s commitment to expanding its ESG focus, the Committee maintained safety and environmental metrics as ESG performance measures for the plan, each of which constitute 15% of the total target award. The safety and environmental measures continue to be part of the 2022 plan because these goals reflect our core values.
Early each year, the Committee determines the compensation plan design for the annual cash incentives based on performance from the prior year and the current year budget and targets, as well as other factors. The Committee recommends the annual plan design, as well as the performance targets, to the Board for approval. Annual cash awards contain various incentive levels based on the participant’s accountability and impact on our performance, with target opportunities established as a percentage of base salary based on the median market data. During the executive market review conducted in 2022, the annual incentive target for Mr. Eaves was adjusted mid-year to align with competitive market data for his position. None of our other NEOs received an adjustment to their target annual cash incentive award opportunity during 2022.
The following table shows the target opportunities available to the NEOs as a percentage of their base salaries and the actual payouts as a percentage of their base salaries for each of the last three years:
	2020		2021		2022
Name	Target as % of Base Salary	Actual Payout as % of Base Salary	Target as % of Base Salary	Actual Payout as % of Base Salary(1)	Target as % of Base Salary	Actual Payout as % of Base Salary(2)
John W. Eaves	100%	64%	100%	170%	115%	214%
Paul A. Lang	125%	67%	125%	213%	125%	250%
Matthew C. Giljum	80%	40%	85%	140%	85%	170%
John T. Drexler	100%	55%	100%	170%	100%	200%
Rosemary L. Klein	—	—	70%	119%	70%	140%

(1)
The percentages shown for Messrs. Lang, Giljum, and Drexler and Ms. Klein are based on a blended base salary rate, which takes into account the annual base salary for each NEO in effect during the full year, before and after the salary and target adjustments that occurred. No adjustments were made for Mr. Eaves during that year.

(2)
The percentages shown for Messrs. Eaves, Lang, and Giljum, and Ms. Klein are based on a blended base salary rate, which takes into account the annual base salary for each NEO in effect during the full year, before and after the salary and target adjustments that occurred. No adjustments were made for Mr. Drexler during that year.

The following table shows the performance measures used in the 2022 Annual Incentive Compensation Plan for our NEOs, together with the percentage of the total annual cash incentive grant that such component comprises. Each of the components for the NEOs is described in greater detail below:
Performance Measure	2022 Portion of Total Target Award
Adjusted EBITDA (Financial)	50%
Free Cash Flow (Financial)	20%
Safety Incident Rate (ESG)	15%
Environmental Compliance (ESG)	15%
We believe that these performance measures align our compensation packages with both stockholder and employee interests by targeting specific performance goals and operational standards. By identifying meaningful performance measures, and by assigning greater weight to certain measures, we are able to more closely align compensation to the achievement of those business objectives over which particular employees have the greatest impact.

If the target level of performance is achieved with respect to a particular performance measure, the applicable payout percentage for that performance measure will equal 100%. Achievement at the threshold performance level results in an applicable payout percentage that varies based on the performance measure, as shown in the table below. If the maximum level of performance is achieved with respect to a particular performance measure, the payout percentage for that measure will equal 200% of target performance. We interpolate payouts under the annual cash incentive awards for performance levels that fall between the threshold, target and maximum performance levels. There is no payout for performance that does not meet the threshold level criteria and there is no payout in excess of the maximum performance level.
Performance Measure	Threshold	Target	Maximum
Adjusted EBITDA (Financial)	25%	100%	200%
Free Cash Flow (Financial)	25%	100%	200%
Safety Incident Rate(1) (ESG)	50%	100%	200%
Environmental Compliance (ESG)	50%	100%	200%

(1)
In the event of a work-related fatality at any of our mine locations, there is no payout for the safety incident rate component.

Adjusted EBITDA
“Adjusted EBITDA” is determined based on our earnings before interest, taxes, depreciation and amortization, on a consolidated basis in accordance with generally accepted accounting principles, and excludes items such as acquisition-related expenses and amortization of acquired sales contracts. Refer to Annex A for a reconciliation to the most directly comparable GAAP measure. The Committee utilized the budget approved by the Board for 2022 during the annual review process, which included Adjusted EBITDA, and set the “target” level for this performance measure at 100% of budget. The threshold payout value for 2022 was set at 70% of the Adjusted EBITDA budget and the maximum payout value was set at 130% of the Adjusted EBITDA budget. We consider this performance measure to be difficult to attain and appropriately reflective of our position in the inherently volatile commodities market. The following table shows the threshold, target and maximum levels for the 2022 Annual Incentive Compensation Plan:
	2022 PERFORMANCE GOALS
Performance Measure	Threshold	Target	Maximum
Adjusted EBITDA	$498,766,800	$712,524,000	$926,281,200
Free Cash Flow
“Free Cash Flow” is defined as cash flow from operating activities minus royalty payments and capital expenditures used for maintaining the asset base. Capital spending, if any, applied to new mine development is not deducted from the Free Cash Flow calculation. The Committee utilized the budget approved by the Board during the annual review process, and set the “target” level for this performance measure at 100% of budget. The threshold payout value was set at 70% of the Free Cash Flow budget and the maximum payout value was set at 130% of the budget. We consider this performance measure to be difficult to attain and appropriately reflective of our position in the inherently volatile commodities market. The following table shows the threshold, target and maximum levels for the 2022 Annual Incentive Compensation Plan:
	2022 PERFORMANCE GOALS
Performance Measure	Threshold	Target	Maximum
Free Cash Flow	$319,130,000	$455,900,000	$592,670,000

ESG Metric — Safety Incident Rate
Safety is an important emphasis for the Company and, the Board believes, each of the Company’s stakeholders. Strong safety performance leads to improved employee performance and lower costs associated with regulatory citations, insurance and litigation matters, which in turn lead to improved operating performance. Because of these factors, the Committee uses Safety Incident Rate as a component of the annual incentive compensation plan. “Safety Incident Rate” is determined based on the Company’s historical performance and is the number of reportable injuries (medical reportable and lost time incidents) per 200,000 man hours. The “target” goal for 2022 was set at the Company’s three-year average, while the threshold and maximum goals were set at 10% higher than the Company’s three-year average and 10% improvement over the Company’s three-year average, respectively. In addition, there is no payout for this performance measure if there is a work-related fatality during the fiscal year. We consider this performance measure to be difficult to attain and appropriately reflective of the importance of our ongoing ESG initiatives and focus. The following table shows the threshold, target and maximum levels for the 2022 Annual Incentive Compensation Plan:
	2022 PERFORMANCE GOALS
Performance Measure	Threshold	Target	Maximum
Safety Incident Rate(1)	1.42	1.29	1.16

(1)
In the event of a work-related fatality at any of our mine locations, there is no payout for the safety incident rate component.

ESG Metric — Environmental Compliance
Like safety, environmental compliance is an important goal for the Company. Improved environmental compliance can improve the areas in which our employees live and operate, and can reduce long-term costs and expenses associated with fines, remediation issues and litigation matters. The Committee has established an environmental compliance component based on Notices of Violation, or NOVs, received by the Company and its subsidiaries. Due to the Company’s outstanding industry-leading environmental compliance performance, the Committee has established fixed performance levels at threshold, target and maximum that recognize these ongoing achievements. The Committee believes that continuing to use these performance levels for 2022 serves as an acknowledgement that management has set the standard for environmental compliance, while motivating continued performance by management in this regard. We consider this performance measure to be difficult to attain and appropriately reflective of the importance of our ongoing ESG initiatives and focus. The following table shows the threshold, target and maximum levels for the 2022 Annual Incentive Compensation Plan:
2022 PERFORMANCE GOALS
Performance Measure	Threshold	Target	Maximum
Environmental Compliance	4 NOVs	3 NOVs	2 NOVs
2022 Payout Under the Annual Incentive Compensation Plan
In early 2023, the Committee evaluated the levels of achievement of the various performance measures for 2022 and made the following determinations:
Performance Measure	Actual Performance	Applicable Payout Percentage	Relative Weighting	Weighted Payout Percentage
Adjusted EBITDA	$1,260,432,000	200%	50%	100%
Free Cash Flow	$1,035,700,000	200%	20%	40%
Safety Incident Rate	0.84	200%	15%	30%
Environmental Compliance	1 NOV	200%	15%	30%

Based on the actual performance as set forth above, the cumulative amounts listed below were earned under the 2022 Annual Incentive Compensation Plan for the Company’s 2022 performance.
Name	Target as % of Base Salary(1)	Actual Payout as % of Base Salary(1)	Dollar Amount of Actual Payout(2)
John W. Eaves	107%	214%	$1,258,492
Paul A. Lang	125%	250%	$2,393,144
Matthew C. Giljum	85%	170%	$825,780
John T. Drexler	100%	200%	$1,350,000
Rosemary L. Klein	70%	140%	$618,032

(1)
An annual incentive target increase from 100% to 115% was approved for Mr. Eaves by the Board of Directors in July 2022 and is weighted accordingly.

(2)
The amounts shown for Messrs. Eaves, Lang, and Giljum, and Ms. Klein are based on blended base salary and annual target bonus rates, which take into account the annual base salary and target bonus percentages for each NEO in effect before and after the base salary adjustments that occurred in 2022.

Long-Term Incentive Plan
Overview
The Committee designed our long-term incentive plan to promote decision-making that creates long-term value for our stockholders and other stakeholders. The Committee believes that an effective LTIP should also create strong retention incentives for those key employees who are most likely to influence our long-term performance.
Our long-term incentive plan is comprised entirely of restricted stock units, for which awards are divided equally between time-and performance-based awards. LTIP awards contain various incentive levels based on the participant’s accountability and potential influence on our performance, with target opportunities established as a percentage of base salary based on the median market data.
2022 Annual Grants
For 2022, the Company established relative total shareholder return (“TSR”) as the sole performance metric for its performance-based restricted stock unit awards. Following the successful startup of the Leer South longwall mining complex in 2021, the Company focused on building its balance sheet and launching a multi-faceted capital return program that includes returning 100% of the company’s discretionary cash flow through fixed rate dividends, variable rate dividends, share buybacks, elimination of remaining convertible debt securities and warrants, in addition to capital preservation when appropriate. In accordance with this renewed capital return focus, it was determined that relative total shareholder return would be the sole performance measure for the 2022 performance-based restricted stock unit awards to the executive team and will be measured based on performance over the next three-year measurement period.

The following table sets forth the LTIP award targets and number of restricted stock units (“RSUs”) granted to each NEO in 2022.
Named Executive Officer	2022 LTIP Target as % of Base Salary	Time-Based RSUs(1)	Performance-Based RSUs(1)
John W. Eaves	200%	5,400	5,400
Paul A. Lang	350%	16,150	16,150
Matthew C. Giljum	250%	5,950	5,950
John T. Drexler	275%	9,250	9,250
Rosemary L. Klein	250%	5,450	5,450

(1)
The number of RSU awards granted to each NEO were determined based upon the 20-day volume weighted average price (“VWAP”) of a share of our common stock prior to and including February 10, 2022, the date of grant.

The time-based RSU awards vest in three equal installments on the first three anniversaries of the grant date. The performance-based RSU award is earned based on a three-year performance period from January 1, 2022 to December 31, 2024 based on TSR relative to the Company’s compensation peer group.
For the relative TSR measure, the performance-based RSUs will be eligible to vest based on the Company’s TSR relative to the Company’s peer group over the three-year performance period. The TSR calculation will be based on a “point-to-point” approach using the 30 calendar-day average of the closing price per share of the Company or a member of the peer group, as applicable, at the beginning and end of the performance period. In the event that our TSR is negative, the payout will be capped at target, regardless of peer group performance. If a peer company declares bankruptcy or is delisted during the performance period, the calculation for that company will be considered -100%. In the instance of a merger or acquisition of a peer company during the performance period, the company would be removed from the peer group. The peer group for the 2022 LTIP awards consists of the companies being utilized for our peer group at the time of the grant and are listed below:
• ATI, Inc.	• Diamondback Energy, Inc.
• Alliance Resource Partners, L.P.	• Peabody Energy Corporation
• Alpha Metallurgical Resources, Inc.	• Schnitzer Steel Industries, Inc.
• Carpenter Technology Corporation	• Southwestern Energy Company
• Cleveland-Cliffs, Inc.	• Summit Materials, Inc.
• Compass Minerals International, Inc.	• SunCoke Energy, Inc.
• CONSOL Energy, Inc.	• Warrior Met Coal, Inc.
• Denbury, Inc.	• Worthington Industries, Inc.
If the target level of performance is achieved, the payout percentage will equal 100%. Achievement at the threshold performance level will result in a payout at 50% of target performance and achievement at the maximum performance level will result in a payout at 200% of target performance. We interpolate payouts for performance levels that fall between the stated performance levels. There is no payout for performance that does not meet the threshold level and there is no payout in excess of the maximum performance level. In setting the performance levels for the performance-based RSUs, the Committee remained committed to establishing rigorous goals to ensure alignment with executive pay and shareholder interests and considers these performance levels to be difficult to attain and appropriately aligned with shareholder interests. The following table shows the performance levels for the 2022 LTIP:
Performance Measure	Threshold (50%)	Target (100%)	Maximum (200%)
Relative Total Shareholder Return	25th Percentile	50th Percentile	90th Percentile

Other Benefits
Participation in Benefit Plans and Other Compensation Arrangements — Each of our NEOs is eligible to participate in the same health and welfare plans as our other eligible employees. These plans include medical, dental and vision coverage, life, travel and accidental death and dismemberment insurance, short- and long-term disability coverage, participation for eligible employees in our qualified defined benefit pension plan (which was frozen at the end of 2014), and a 401(k) plan. We no longer sponsor a supplemental retirement plan or non-qualified deferred compensation plan.
Change in Control Agreements — To provide our NEOs with some financial security in the event their employment with our organization is terminated without cause or under certain circumstances following a change in control, we provide the executives with change in control agreements that provide for cash payments and certain other severance benefits upon a qualifying termination. As a condition to receiving payments under the change in control agreements, the NEO is required to execute a waiver of claims against us and abide by certain non-disclosure, non-competition and non-solicitation requirements. We believe that the change in control agreements provide a meaningful mechanism by which to retain those individuals who are most capable of affecting our future performance. For more information about the change in control agreements with our NEOs, see “Potential Payments upon Termination of Employment or Change in Control” below.
No Executive Perquisites — We do not provide any executive perquisites to our NEOs.
Stock Ownership Guidelines
Our Board has adopted stock ownership guidelines which are intended to promote meaningful stock ownership by our NEOs. The Personnel and Compensation Committee of our Board reviews the guidelines on a regular basis and makes recommendations to our Board on adjustments, if any, to required threshold levels and considers best practices as part of that review process. Our current stock ownership guidelines specify a number of shares of our common stock, including unvested RSUs, that our NEOs must accumulate within the later of five years of the implementation of the guidelines or their first receiving an equity grant in such position. All of our NEOs currently satisfy the required threshold. The specific stock ownership guidelines are determined based on a multiple of base salary, as follows:
Position	Requirement
Executive Chair	5 × Salary
President and Chief Executive Officer	5 × Salary
Chief Financial Officer	3 × Salary
Chief Operating Officer	3 × Salary
All Other Senior Officers	3 × Salary
Anti-Hedging and Anti-Pledging Policy
Each of our directors and employees, including our NEOs, is subject to the terms of our securities trading policies. Those policies prohibit entering into hedging transactions involving our stock, including trading in or writing “puts” and “calls” or engaging in “prepaid variable forward contracts,” “equity swaps,” “collars,” “exchange funds,” “short sales,” “margining” or any financial instruments or other action designed to hedge or offset or speculate on any change in the value of the Company’s stock. Those policies also prohibit NEOs and directors from pledging any Company securities.

Impact of Section 162(m) on Compensation
Section 162(m) of the Code places a limit of  $1,000,000 per person on the amount of compensation that a public company may deduct in any year with respect to certain current or former executive officers. The Committee believes that stockholder interests are best served by not restricting the Committee’s flexibility in structuring compensation plans, even though such plans may result in non-deductible compensation expenses. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

2022 Summary Compensation Table
The following table is a summary of compensation information for our NEOs for the fiscal year ended December 31, 2022:
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation Earnings ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
John W. Eaves Executive Chair	2022	$587,311	—	$1,469,016	$1,258,492	—	$18,300	$3,333,119
	2021	$540,000	$250,000	$3,169,280	$918,000	—	$17,400	$4,894,680
	2020	$699,032	$250,000	$2,797,526	$447,051	—	$41,440	$4,235,049
Paul A. Lang President and Chief Executive Officer	2022	$957,258	—	$4,393,446	$2,393,144	—	$18,300	$7,762,148
	2021	$898,269	$160,000	$6,312,050	$1,909,152	$3,798	$15,796	$9,299,065
	2020	$825,815	$160,000	$2,021,072	$555,398	$101,370	$17,400	$3,681,056
Matthew C. Giljum Senior Vice President and Chief Financial Officer	2022	$485,753	—	$1,618,638	$825,780	—	$18,300	$2,948,471
	2021	$461,635	$46,667	$2,218,225	$646,844	—	$17,400	$3,390,771
	2020	$403,569	$46,667	$490,669	$160,885	$38,402	$17,100	$1,157,292
John T. Drexler Senior Vice President and Chief Operating Officer	2022	$675,000	—	$2,516,370	$1,350,000	—	$18,300	$4,559,670
	2021	$661,635	$113,333	$3,686,009	$1,124,911	—	$38,715	$5,624,603
	2020	$625,408	$113,333	$1,308,294	$346,285	$77,077	$41,214	$2,511,612
Rosemary L. Klein. Senior Vice President-Law, General Counsel and Corporate Secretary	2022	$441,452	—	$1,482,618	$618,032	—	$18,300	$2,560,402
	2021	$426,981	—	$1,969,521	$508,163	—	$15,581	$2,920,246
	2020	—	—	—	—	—	—	—

(1)
Amounts shown represent the value of a retention payment as part of the Company’s succession plan. The applicable vesting conditions were satisfied in 2020 and 2021 and the final retention payment was made in 2021.

(2)
Amounts shown represent the aggregate grant date fair value of all stock awards made to each NEO during the year indicated. We have determined the grant date fair value in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The determination of the grant date fair value is subject to certain estimates and assumptions described in Note 19, Stock-Based Compensation and Other Incentive Plans, to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K for the year ended December 31, 2022. The actual value, if any, that the NEOs will realize from the stock awards is a function of a value of the underlying shares if and when the awards vest and, for performance-based awards, the level of attainment of the applicable performance goal.

Amounts for the performance-based RSU awards were calculated based on the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For these amounts, see the “Grant Date Fair Value of Stock and Option Awards” column of the “Grants of Plan Based Awards for the Year Ended December 31, 2022” table below. For 2022, the following are the values of the performance-based awards as of the grant date assuming attainment of the maximum level of performance: Mr. Eaves — $1,763,748; Mr. Lang — $5,274,913; Mr. Giljum — $1,943,389; Mr. Drexler — $3,021,235; Ms. Klein — $1,780,079.
(3)
Amounts shown represent the changes in the actuarial present value of the accumulated benefits for our NEOs under our defined benefit pension plans, computed in accordance with FASB ASC Topic 715. The present value of accumulated benefits is subject to certain actuarial assumptions described in Note 21, Employee Benefit Plans, to our consolidated financial statements for the year ended December 31, 2022 and under the heading “Employee Benefit Plans” in the section entitled “Critical Accounting Policies” included in the Form 10-K.

(4)
Amounts shown for 2022 reflect matching contributions under our 401(k) plan for all named executive officers.

Grants of Plan-Based Awards for the Year Ended December 31, 2022
The following table shows information relating to the grants of certain equity and non-equity awards made to the NEOs during 2022.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John W. Eaves	02/10/2022	$204,505	$629,246	$1,258,492
	02/10/2022(4)							5,400	$587,142
	02/10/2022(5)				2,700	5,400	10,800		$881,874
Paul A. Lang	02/10/2022	$388,886	$1,196,572	$2,393,144
	02/10/2022(4)							16,150	$1,755,990
	02/10/2022(5)				8,075	16,150	32,300		$2,637,457
Matthew C. Giljum	02/10/2022	$134,189	$412,890	$825,780
	02/10/2022(4)							5,950	$646,944
	02/10/2022(5)				2,975	5,950	11,900		$971,695
John T. Drexler	02/10/2022	$219,375	$675,000	$1,350,000
	02/10/2022(4)							9,250	$1,005,753
	02/10/2022(5)				4,625	9,250	18,500		$1,510,618
Rosemary L. Klein	02/10/2022	$100,430	$309,016	$618,032
	02/10/2022(4)							5,450	$592,579
	02/10/2022(5)				2,725	5,450	10,900		$890,040

(1)
Amounts for each NEO represent the potential amounts payable to the NEO under the annual cash incentive award plan for 2022 assuming threshold, target and maximum levels of performance. For 2022, these amounts were based on blended base salary and annual target bonus rates, as applicable, which took into account the annual base salary and target bonus percentages for each NEO in effect during 2022 before and after compensation adjustments that occurred for certain NEOs. Amounts paid to each NEO under our annual cash incentive awards for 2022 have been included under the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

(2)
Amounts represent the performance-based RSU awards, which are scheduled to vest between 0% and 200% of the number of shares shown in the “Target” sub-column based on attainment of specified relative TSR performance goals during the three-year performance period. If the threshold performance level is not attained, the awards will be forfeited. The amounts in the “Threshold” sub-column reflect 50% of the shares shown in the “Target” sub-column that will vest on attainment of the threshold performance level for the performance metric. The amounts in the “Maximum” sub-column reflect 200% of the shares shown in the “Target” sub-column that will vest on attainment of the maximum performance level. See the information under the heading “Elements of Our Compensation Program” in the sub-section entitled “Compensation Discussion and Analysis” for more information about these performance-based RSU awards.

(3)
Amounts for the time-based RSU awards represent their aggregate grant date fair values, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

Amounts for the performance-based RSU awards were calculated based on the probable outcome of the performance goal as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the values of these awards, assuming attainment of the maximum level of performance, see footnote 2 to the “2022 Summary Compensation Table” above. The actual value, if any, that each NEO will realize for these performance-based RSU awards is a function of the value of the shares if and when the awards vest.
For additional information on how we account for equity-based compensation, see Note 19 to our consolidated financial statements for the year ended December 31, 2022 and under the heading “Stock-Based Compensation” in the section entitled “Critical Accounting Policies” included in our Annual Report on Form 10-K for the year ended December 31, 2022.
(4)
Amounts represent the number of shares underlying the time-based RSU awards, which are scheduled to vest as to 33.34% on February 10, 2023, 33.33% on February 10, 2024 and 33.33% on February 10, 2025.

(5)
Amounts represent the number of shares underlying the performance-based RSU awards based on the level of attainment of the performance goals during the three-year performance period ending on December 31, 2024.

Outstanding Equity Awards at December 31, 2022
The following table shows information relating to the equity awards previously granted to our NEOs that were outstanding as of December 31, 2022. Stock options are not part of the Company’s LTIP: accordingly, our NEOs did not hold any stock options as of December 31, 2022.
	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John W. Eaves	02/27/2020	12,367(2)	$1,765,884	37,100(3)	$5,297,509
	02/27/2020	—	—	37,100(4)	$5,297,509
	02/25/2021	7,167(5)	$1,023,376	10,750(6)	$1,534,993
	02/25/2021	—	—	10,750(7)	$1,534,993
	10/13/2021	10,100(8)	$1,442,179	—	—
	02/10/2022	5,400(10)	$771,066	10,800(11)	$1,542,132
Paul A. Lang	02/27/2020	7,500(2)	$1,070,925	22,500(3)	$3,212,775
	02/27/2020	—	—	22,500(4)	$3,212,775
	04/30/2020	2,584(2)	$368,969	7,752(3)	$1,106,908
	04/30/2020	—	—	7,752(4)	$1,106,908
	02/25/2021	20,300(5)	$2,898,637	30,450(6)	$4,347,956
	02/25/2021	—	—	30,450(7)	$4,347,956
	10/13/2021	15,150(8)	$2,163,269	—	—
	02/10/2022	16,150(10)	$2,306,059	32,300(11)	$4,612,117
Matthew C. Giljum	02/27/2020	650(2)	$92,814	1,950(3)	$278,441
	02/27/2020	—	—	1,950(4)	$278,441
	04/30/2020	2,737(2)	$390,816	8,210(3)	$1,172,306
	04/30/2020	—	—	8,210(4)	$1,172,306
	02/25/2021	7,467(5)	$1,066,213	11,200(6)	$1,599,248
	02/25/2021	—	—	11,200(7)	$1,599,248
	10/13/2021	2,525(8)	$360,545	—	—
	10/13/2021	5,050(9)	$721,090	—	—
	02/10/2022	5,950(10)	$849,601	11,900(11)	$1,699,201
John T. Drexler	02/27/2020	5,450(2)	$778,206	16,350(3)	$2,334,617
	02/27/2020	—	—	16,350(4)	$2,334,617
	04/30/2020	601(2)	$85,817	1,802(3)	$257,308
	04/30/2020	—	—	1,802(4)	$257,308
	02/25/2021	11,867(5)	$1,694,489	17,800(6)	$2,541,662
	02/25/2021	—	—	17,800(7)	$2,541,662
	10/13/2021	4,418(8)	$630,846	—	—
	10/13/2021	8,837(9)	$1,261,835	—	—
	02/10/2022	9,250(10)	$1,320,808	18,500(11)	$2,641,615

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Rosemary L. Klein	02/27/2020	550(2)	$78,535	1,650(3)	$235,604
	02/27/2020	—	—	1,650(4)	$235,604
	02/25/2021	10,234(5)	$1,461,313	15,350(6)	$2,191,827
	02/25/2021	—	—	15,350(7)	$2,191,827
	10/13/2021	378(8)	$53,975	—	—
	10/13/2021	2,272(9)	$324,419	—	—
	02/10/2022	5,450(10)	$778,206	10,900(11)	$1,556,411

(1)
Amounts represent the market value of the time-based and performance-based RSU awards, which were calculated by multiplying the number of shares underlying the awards (assuming maximum attainment of the performance goal, in the case of the performance-based awards) by $142.79, which was the closing price of a share of common stock on December 30, 2022 (the last trading day of 2022).

(2)
Amounts represent the number of unvested shares underlying the time-based RSU awards, which are scheduled to vest on February 27, 2023.

(3)
Amounts represent the number of shares underlying the performance-based RSU awards (assuming maximum attainment of the performance goals), which are scheduled to vest based on the Company’s TSR relative to the Company’s peer group over the three-year performance period ending on December 31, 2022.

(4)
Amounts represent the number of shares underlying the performance-based RSU awards (assuming maximum attainment of the performance goals), which are scheduled to vest based on the Company’s average ROIC over the three-year performance period ending on December 31, 2022.

(5)
Amounts represent the number of shares underlying the time-based RSU awards, which are scheduled to vest as to 50% on February 25, 2023 and 50% on February 25, 2024.

(6)
Amounts represent the number of shares underlying the performance-based RSU awards (assuming maximum attainment of the performance goals), which are scheduled to vest based on the Company’s TSR relative to the Company’s peer group over the three-year performance period ending on December 31, 2023.

(7)
Amounts represent the number of shares underlying the performance-based RSU awards (assuming maximum attainment of the performance goals), which are scheduled to vest based on the Company’s average ROIC over the three-year performance period ending on December 31, 2023.

(8)
Amounts represent the number of shares underlying the performance recognition time-based RSU awards, which are scheduled to vest on October 13, 2023.

(9)
Amounts represent the number of shares underlying the retention time-based RSU awards, which are scheduled to vest as to 33.4% on October 13, 2023, 33.33% on October 13, 2024 and 33.33% on October 13, 2025.

(10)
Amounts represent the number of shares underlying the time-based RSU awards, which are scheduled to vest as to 33.34% on February 10, 2023, 33.33% on February 10, 2024 and 33.33% on February 10, 2025.

(11)
Amounts represent the number of shares underlying the performance-based RSU awards (assuming maximum attainment of the performance goals), which are scheduled to vest based on the Company’s TSR relative to the Company’s peer group over the three-year performance period ending on December 31, 2024.

Option Exercises and Stock Vested for the Year Ended December 31, 2022
The following table shows information relating to the value realized by our NEOs as a result of the vesting of their restricted stock unit awards during 2022. Stock options are not part of the Company’s LTIP.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John W. Eaves	26,049	$3,408,570
Paul A. Lang	35,384	$4,677,688
Matthew C. Giljum	9,644	$1,218,078
John T. Drexler	16,402	$2,076,228
Rosemary L. Klein.	6,045	$719,835

(1)
Amounts shown represent the value realized upon vesting of restricted stock unit awards calculated by multiplying the number of shares that vested by the fair market value of our common stock on the date of vesting and adding the value of the dividend equivalents earned during the vesting period.

Pension Benefits
Defined Benefit Pension Plan.   We sponsor a defined benefit pension plan covering all of our eligible employees, including our NEOs. We froze our pension plan on December 31, 2014. No participants earn any service credit after such date. Under the plan, a cash balance account was established for each participant. Participants become vested in their cash balance accounts after serving three years with us. Upon retirement or upon termination of employment following three years of service with us, participants or their beneficiaries may elect to receive benefits in a lump sum, in installments over a period of time or at a later date. Under the terms of the plan, normal retirement occurs on the first day of the month following the date a participant turns 65. We credit each participant’s cash balance account with an interest amount based on the U.S. Treasury rate, subject to an annual minimum rate of 4.25%.
The following table shows information relating to the accumulated benefits to which the NEOs were entitled under our defined benefit pension plan as of December 31, 2022:
Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
John W. Eaves	Arch Resources, Inc. Retirement Account Plan	—	—	—
Paul A. Lang	Arch Resources, Inc. Retirement Account Plan	38	$1,243,531	$0
Matthew C. Giljum	Arch Resources, Inc. Retirement Account Plan	18	$173,025	$0
John T. Drexler	Arch Resources, Inc. Retirement Account Plan	25	$402,842	$0
Rosemary L. Klein	Arch Resources, Inc. Retirement Account Plan	—	—	—

(1)
Under our defined benefit pension plan, Mr. Lang has been credited with 13 additional years of service attributable to employment with one or more predecessor entities.

(2)
Amounts shown for each NEO represent the actuarial present value of the executive’s accumulated benefit under our defined benefit pension plan as of December 31, 2022, computed in accordance with FASB ASC Topic 715. The present value of accumulated benefits is subject to certain actuarial assumptions described in Note 20, Employee Benefit Plans, to our consolidated financial statements included in our Form 10-K for the year ended December 31, 2022.

Potential Payments upon Termination of Employment or Change in Control
We maintain certain agreements or arrangements with each of our NEOs and other executives that provide for the payment or acceleration of certain benefits in the event that the executive’s employment is terminated under certain circumstances or following a change in control. In addition to the benefits described below, the NEOs would also be entitled to receive certain benefits under our defined benefit pension plan. See the subsection entitled “Pension Benefits” for more information on the benefits accumulated under our defined benefit pension plan that are attributable to each of the NEOs.
Our NEOs’ change in control agreements provide “double trigger” payments on involuntary termination of employment in connection with a change in control.
Potential Payments upon Termination of Employment
We maintain change in control agreements with our NEOs and other executives. Under the change in control agreements, we may be required to provide compensation in the event of a termination of employment or a change in control of the Company. As a condition to each executive’s entitlement to receive payments under the change in control agreements, the executive is required to execute a waiver of claims against us and to abide by certain non-disclosure, non-competition and non-solicitation requirements.
Voluntary termination and termination for cause — Each of the NEOs may terminate their employment at any time. In addition, we may terminate the employment of the NEOs for cause for any of the following reasons:
•
a willful and continual failure to perform their duties;

•
gross misconduct that is materially and demonstrably detrimental to us; or

•
the commission of a felony.

Under the terms of the change in control agreements, if we terminate an executive’s employment for cause or if an executive voluntarily terminates their employment, then we will pay the executive an amount equal to the executive’s accrued and unpaid base salary.
The RSU award agreements provide that, if an executive voluntarily terminates their employment (other than for good reason or due to retirement), their unvested RSUs will be forfeited. If we terminate an executive’s employment for cause, their RSUs, whether vested or unvested, will be forfeited.
Involuntary termination prior to a change in control — Under the change in control agreements, each of the NEOs may be entitled to certain benefits on an involuntary termination. If we terminate an executive without cause prior to a change in control, then under the terms of the change in control agreement we will pay the executive a lump sum cash amount equal to the following:
•
one times (two times for Messrs. Eaves and Lang) the executive’s highest annual base salary during the preceding three years;

•
one times the higher of the executive’s annual cash incentive award for the most recent year or the average annual cash incentive award for the three preceding years;

•
a pro rata portion of any amounts to which the executive would be entitled under our annual cash incentive awards or our long-term cash and equity-based incentive awards;

•
12 times (18 times for Messrs. Eaves and Lang) the effective monthly COBRA rate;

•
12 times (24 times for Messrs. Eaves and Lang) the applicable monthly life insurance premium rate;

•
the matching contribution under our defined contribution plan and the annual interest credit amounts under our defined benefit plan as if the executive continued to participate in the plan for a period of 12 months (24 months for Messrs. Eaves and Lang); and

•
the value of any unused vacation time.

Also, we have agreed to reimburse the NEOs for the cost of financial counseling services (up to a maximum of $5,000) for a period of 12 months (24 months for Messrs. Eaves and Lang), and the cost of reasonable outplacement services for a period of 12 months (24 months for Messrs. Eaves and Lang).
The RSU award agreements provide for the following treatment of the awards if an NEO’s employment is terminated by us without cause or by the NEO for good reason:
•
For the time-based RSU awards granted in 2020, 2021 and 2022, a prorated portion of the RSUs will vest (based on the portion of the three-year vesting period that the NEO was employed) as of the date of such termination, and any remaining unvested portions will be forfeited. The vested portion of the award will be settled on the date of such termination.

•
For the performance-based RSU awards, the service condition will be deemed attained with respect to a prorated portion of the RSUs (based on the portion of the three-year performance period that the NEO was employed), and such prorated portion of the award will remain subject to the applicable performance condition(s). The remaining portion of the award will be forfeited.

•
For Mr. Eaves, if he had left the Company prior to February 27, 2023 other than for cause, his RSUs granted in 2020 would vest in full, with the performance-based RSUs remaining subject to the achievement of the applicable performance measures. Mr. Eaves’ other outstanding RSU grants will vest as described above.

The following table shows the amounts that each of the NEOs would have received if we had terminated their employment for reasons other than cause prior to a change in control on December 31, 2022:
	John W. Eaves	Paul A. Lang	Matthew C. Giljum	John T. Drexler	Rosemary L. Klein
Cash payments:
Cash severance	$3,308,492	$4,393,144	$1,325,780	$2,025,000	$1,068,032
Healthcare coverage	$31,644	$45,648	$30,432	$30,432	$18,228
Life insurance premiums	$75,120	$75,120	$13,380	$13,380	$20,496
Incentive awards(1)	$629,246	$1,196,572	$412,890	$675,000	$309,016
Retirement benefits	$440,765	$857,717	$166,102	$257,154	$27,000
Financial counseling and outplacement services	$30,000	$30,000	$20,000	$20,000	$20,000
Accrued salary and accrued vacation	$0	$0	$0	$0	$0
Acceleration of equity awards:(2)
Restricted stock units (time-based)	$2,429,429	$3,604,591	$1,338,513	$2,235,235	$995,675
Restricted stock units (performance-based)	$7,190,048	$14,921,555	$5,226,685	$8,831,847	$3,610,874
Total	$14,134,744	$25,124,347	$8,533,783	$14,088,048	$6,069,321

(1)
For purposes of estimating the amounts payable under our annual cash incentive awards, we have assumed that we achieved target levels of performance.

(2)
For purposes of estimating the amounts payable under the restricted stock unit awards, we have assumed a share price of  $142.79 (which was the closing price on the last trading day of 2022). In addition, for the performance-based awards, we assumed 100% (target) attainment for the awards tied to relative TSR and ROIC. The award agreements provide that, upon termination for reasons other than cause prior to a change in control, the performance based awards will remain subject to the performance condition (meaning that the actual percentage at which the performance goal is achieved will be determined based on the calculated achievement for each performance measure).

Termination in connection with a change in control — Under the change in control agreements, each of the NEOs may be entitled to certain benefits if we terminate the executive’s employment for reasons other than cause or if the executive terminates their employment for “good reason” (as defined in the executive’s change in control agreement), in either case, during the two years following a change in control.

The change in control agreements define a “change in control” to mean any of the following:
•
a consolidation, merger or similar transaction in which we do not survive or in which shares of our common stock are converted into cash, securities or other property, other than a merger in which the holders of our common stock immediately prior to the merger maintain substantially the same proportionate ownership of the common stock of the surviving entity immediately after the merger;

•
the sale, lease, exchange or other transfer of all or substantially all of our assets;

•
the approval by our stockholders of a plan of liquidation or dissolution; or

•
the failure of our directors to constitute a majority of our Board at any time during any two consecutive years.

If we terminate a NEO for reasons other than cause or if the NEO terminates their employment for good reason, in either case, during the two years following a change in control, then, under the terms of the change in control agreement, we will pay the executive a lump sum cash amount equal to the following:
•
two times (three times for Messrs. Eaves and Lang) the executive’s highest annual base salary during the preceding three years;

•
two times (three times for Messrs. Eaves and Lang) the higher of the executive’s annual cash incentive award for the most recent year or the average annual cash incentive award for the three years preceding the date of termination;

•
the full amount of any long-term cash and equity-based awards and a pro rata portion of any amounts to which the executive would be entitled under our annual cash incentive awards;

•
18 times the effective monthly COBRA rate;

•
24 times (36 times for Messrs. Eaves and Lang) the applicable monthly life insurance premium rate;

•
the matching contribution under our defined contribution plan and the annual interest credit amounts under our defined benefit plan as if the executive continued to participate in the plan for a period of 24 months (36 months for Messrs. Eaves and Lang); and

•
the value of any unused vacation time.

Also, we have agreed to reimburse each NEO for the cost of financial counseling services (up to a maximum of $5,000) for a period of 24 months (36 months for Messrs. Eaves and Lang), and the cost of reasonable outplacement services for a period of 24 months (36 months for Messrs. Eaves and Lang).
The RSU award agreements provide for accelerated vesting immediately on a change in control (see below under “Potential Payments upon Change in Control”). As a result, the NEOs would not receive any additional benefits with respect to their RSUs on termination of employment following a change in control.
The following table shows the amounts each NEO would have received if we had terminated their employment on December 31, 2022 for reasons other than cause following a change in control or if the NEO had terminated their employment for good reason on December 31, 2022 following a change in control:

	John W. Eaves	Paul A. Lang	Matthew C. Giljum	John T. Drexler	Rosemary L. Klein
Cash payments:
Cash severance	$6,850,476	$10,179,432	$2,651,560	$4,050,000	$2,136,064
Healthcare coverage	$31,644	$45,648	$45,648	$45,648	$27,342
Life insurance premiums	$112,680	$112,680	$26,760	$26,760	$40,992
Incentive awards(1)	$629,246	$1,196,572	$412,890	$675,000	$309,016
Retirement benefits	$644,102	$1,246,072	$297,911	$469,516	$54,000
Financial counseling and outplacement services	$40,000	$40,000	$30,000	$30,000	$30,000
Accrued salary and accrued vacation	$0	$0	$0	$0	$0
Acceleration of equity awards:
Restricted stock units (time-based)	$0	$0	$0	$0	$0
Restricted stock units (performance-based)	$0	$0	$0	$0	$0
Total	$8,308,148	$12,820,404	$3,464,769	$5,296,924	$2,597,414

(1)
For purposes of estimating the amounts payable by us under our annual cash incentive awards, we have assumed that we achieved target levels of performance.

Death or disability — The change in control agreements provide that, in the event an NEO’s employment is terminated as a result of their death or disability, then we will pay the executive an amount equal to the executive’s accrued and unpaid base salary, unused vacation time and all other amounts, including payouts under our annual cash incentive awards, that the executive has earned but which have not yet been paid.
The RSU award agreements provide for the following treatment of the awards if an NEO’s employment is terminated as a result of their death or disability:
•
For the time-based RSU award, the RSUs will vest in full and be settled as of the date of such termination.

•
For the performance-based RSU award, the service condition will be deemed attained with respect to 100% of the RSUs and the award will remain subject to the applicable performance conditions.

The following table shows the amounts each NEO would have received if their employment had terminated on December 31, 2022 as a result of their death or disability:
	John W. Eaves	Paul A. Lang	Matthew C. Giljum	John T. Drexler	Rosemary L. Klein
Cash payments:
Cash severance	—	—	—	—	—
Healthcare coverage	—	—	—	—	—
Life insurance premiums	—	—	—	—	—
Incentive awards(1)	$629,246	$1,196,572	$412,890	$675,000	$309,016
Retirement benefits	—	—	—	—	—
Financial counseling and outplacement services	—	—	—	—	—
Accrued salary and accrued vacation	—	—	—	—	—
Acceleration of equity awards:(2)
Restricted stock units (time-based)	$5,002,505	$8,807,858	$3,481,077	$5,772,000	$2,696,446
Restricted stock units (performance-based)	$15,207,135	$21,947,394	$7,799,190	$12,908,787	$6,411,271
Total	$20,838,886	$31,951,825	$11,693,157	$19,355,788	$9,416,733

(1)
For purposes of estimating the amounts payable under our annual cash incentive awards, we have assumed that we achieved target levels of performance.

(2)
For purposes of estimating the amounts payable under the restricted stock unit awards, we have assumed a share price of  $142.79 (which was the closing price on the last trading day of 2022). In addition, for the performance-based awards, we assumed 100% (target) attainment for the awards. The award agreements provide that, upon death or disability, the performance based awards will remain subject to the performance condition (meaning that the actual percentage at which the performance goal is achieved will be determined based on the calculated achievement for each performance measure).

Retirement — The change in control agreements provide that, in the event an NEO’s employment is terminated as a result of their retirement, then we will pay the executive an amount equal to the executive’s accrued and unpaid base salary, unused vacation time and all other amounts, including payouts under our annual cash incentive awards, that the executive has earned but which have not yet been paid.
The RSU award agreements provide for the following treatment of the awards if an NEO’s employment is terminated as a result of their retirement:
•
For the time-based RSU awards, a prorated portion of the RSU will vest (based on the portion of the vesting period that the NEO was employed) as of the date of such termination, and any remaining unvested portions will be forfeited.

•
For the performance-based RSU award, the service condition will be deemed attained with respect to a prorated portion of the RSUs (based on the portion of the three-year performance period that the NEO was employed), and such prorated portion of the award will remain subject to the applicable performance conditions. The remaining portion of the award will be forfeited.

•
For Mr. Eaves, if he had left the Company prior to February 27, 2023 other than for cause, his RSUs granted in 2020 would vest in full, with the performance-based RSUs remaining subject to the achievement of the applicable performance measures.

The following table shows the amounts each NEO would have received if their employment had terminated on December 31, 2022 as a result of their retirement:
	John W. Eaves	Paul A. Lang	Matthew C. Giljum(1)	John T. Drexler(1)	Rosemary L. Klein
Cash payments:
Cash severance	—	—	—	—	—
Healthcare coverage	—	—	—	—	—
Life insurance premiums	—	—	—	—	—
Incentive awards(2)	$629,246	$1,196,572	$412,890	$675,000	$309,016
Retirement benefits	—	—	—	—	—
Financial counseling and outplacement services	—	—	—	—	—
Accrued salary and accrued vacation	—	—	—	—	—
Acceleration of equity awards:(3)
Restricted stock units (time-based)	$5,002,505	$3,604,591	$885,726	$2,235,235	$995,675
Restricted stock units (performance-based)	$15,207,135	$14,921,555	$5,226,685	$8,831,847	$3,610,874
Total	$20,838,886	$19,722,718	$6,525,302	$11,742,081	$4,915,564

(1)
The amounts listed for Messrs. Giljum and Drexler are included to illustrate the value received if awarded at retirement. Currently, they do not meet the age requirement criteria under the plan guidelines.

(2)
For purposes of estimating the amounts payable under our annual cash incentive awards, we have assumed that we achieved target levels of performance.

(3)
For purposes of estimating the amounts payable under the restricted stock unit awards, we have assumed a share price of  $142.79 (which was the closing price on the last trading day of 2022). In addition, for the performance-based awards, we assumed 100% (target) attainment for the awards. The award agreements provide that, upon retirement, the performance based awards will remain subject to the performance condition (meaning that the actual percentage at which the performance goal is achieved will be determined based on the calculated achievement for each performance measure).

Potential Payments upon Change in Control
The RSU award agreements provide for the following treatment of the awards on a change in control:
•
For the time-based RSU awards, the award will fully vest.

•
For the performance-based RSU awards, the service condition will be deemed attained with respect to 100% of the RSUs. The level of attainment of the performance conditions for the 2020, 2021 and 2022 performance-based RSU awards will be based on the greater of  (i) 100% of target performance or (ii) the number of RSUs that would vest based on the level of actual achievement against the performance conditions as determined by the Board or the P&C Committee (and adjusted to the extent necessary to measure performance over the shortened performance period). To the extent that the award vests, the award will be settled as of the date of such change in control.

Under the terms of the Arch Resources, Inc. 2016 Omnibus Incentive Plan, a change in control means any of the following:
•
the acquisition by any person of more than 50% of our outstanding common stock;

•
a consolidation or merger in which we do not survive or in which shares of our common stock are converted to cash, securities or other property, other than a merger in which the holders of our common stock immediately prior to the merger maintain more than 50% of the ownership of common stock of the surviving corporation immediately after the merger;

•
the sale, lease, exchange or other transfer of all or substantially all of our assets;

•
our stockholders approve a plan or proposal for our liquidation or dissolution; or

•
during a period of two consecutive years, continuing directors cease to constitute a majority of the Board.

The following table shows the amounts each NEO would have received if we had undergone a change in control on December 31, 2022:
	John W. Eaves	Paul A. Lang	Matthew C. Giljum	John T. Drexler	Rosemary L. Klein
Cash payments:
Cash severance	—	—	—	—	—
Healthcare coverage	—	—	—	—	—
Life insurance premiums	—	—	—	—	—
Incentive awards(1)	$629,246	$1,196,572	$412,890	$675,000	$309,016
Retirement benefits	—	—	—	—	—
Financial counseling and outplacement services	—	—	—	—	—
Accrued salary and accrued vacation	—	—	—	—	—
Acceleration of equity awards:(2)
Restricted stock units (time-based)	$5,002,505	$8,807,858	$3,481,077	$5,772,000	$2,696,446
Restricted stock units (performance-based)	$7,603,568	$10,973,697	$3,899,595	$6,454,394	$3,205,636
Total	$13,235,319	$20,978,128	$7,793,562	$12,901,394	$6,211,098

(1)
For purposes of estimating the amounts payable under our annual cash incentive awards, we have assumed that we achieved target levels of performance.

(2)
For purposes of estimating the amounts payable under the restricted stock unit awards, we have assumed a share price of  $142.79 (which was the closing price on the last trading day of 2022) and that, for all performance based awards, we have assumed that the performance goals were achieved at 100% of target.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.

We identified the median employee for 2022 by examining all W-2 reported earnings, excluding our CEO, for those who were employed by us on October 1, 2022. We included all employees, whether employed on a full-time or part-time basis, and annualized the earnings for any employee who was hired after January 1, 2022 or had a break in employment between January 1, 2022 and October 1, 2022. The median employee was identified based on W-2 reported earnings through September 30, 2022 and is an hourly employee who works in our eastern operations. We calculated the annual total compensation for such employee using the same methodology we used for our NEOs as set forth in the 2022 Summary Compensation Table earlier in this section. For 2022, the value of the annual total compensation of this employee was $110,619. The value of the annual total compensation for our CEO was $7,762,148. The resulting pay ratio is 70:1.
Pay Versus Performance Table
In 2022, the Company achieved record net income, adjusted EBITDA, and cash flow from operating activities. These achievements are reflected in our excellent total shareholder return performance as compared to our peer group, the S&P Metals and Mining Select Industry Index.
The following table sets forth information concerning: (1) the compensation of our current Chief Executive Officer (Mr. Lang), our Executive Chair and former Chief Executive Officer (Mr. Eaves) and the average compensation for our other Named Executive Officers, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of the fiscal years ended December 31, 2020, 2021 and 2022 and (2) and our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group (“Peer Group TSR”), Net Income and Adjusted EBITDA over such years in accordance with SEC rules performance for each such fiscal year:
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Mr. Lang ($)(1)	Summary Compensation Table Total for Mr. Eaves ($)(1)	Compensation Actually Paid to Mr. Lang ($)(2)	Compensation Actually Paid to Mr. Eaves ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(1)	Average Compensation Actually Paid to Non-CEO NEOs ($)(1)(2)	Total Shareholder Return ($)	S&P Metals & Mining Select Industry Index Total Shareholder Return ($)(3)	Net Income (millions)	Adjusted EBITDA (millions)(4)
2022	$7,762,148	N/A	$21,422,116	N/A	$3,350,416	$10,000,836	$236.32	$178.99	$1,331	$1,260
2021	$9,299,065	N/A	$17,286,417	N/A	$4,207,575	$8,295,726	$128.98	$157.75	$338	$509
2020	$3,681,055	$4,235,049	$1,659,750	$802,139	$1,680,071	$806,852	$61.62	$116.44	$(345)	$23

(1)
The following individuals are our Named Executive Officers for each fiscal year:

Year	CEO(s)	Non-CEO NEOs
2022	Paul Lang	John Eaves, Matthew Giljum, John Drexler, and Rosemary Klein
2021	Paul Lang	John Eaves, Matthew Giljum, John Drexler, and Rosemary Klein
2020	Paul Lang and John Eaves	Matthew Giljum, John Drexler, John Ziegler, and Robert Jones

(2)
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts shown do not reflect the value of vested compensation actually received by our NEOs during the applicable year. Instead, the dollar amounts include the values of unvested and vested equity awards during the applicable year based on year-end stock prices, various accounting valuation assumptions and projected performance related to our performance-based RSUs. “Compensation actually paid”, determined in accordance with SEC rules, will generally fluctuate due to stock price achievement and varying levels of projected and actual achievement of performance goals applicable to our performance-based RSUs. For a discussion of how our Personnel and

Compensation Committee assesses performance and our NEOs’ pay each year, please see the Compensation Discussion & Analysis section of the proxy statements reporting pay for the applicable fiscal years.
	2020			2021		2022
Adjustments	Mr. Lang	Mr. Eaves	Average non- CEO NEOs	Mr. Lang	Average non- CEO NEOs	Mr. Lang	Average non- CEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(2,021,072)	$(2,797,526)	$(872,009)	$(6,312,050)	$(2,760,759)	$(4,393,446)	$(1,771,661)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$1,954,582	$2,397,031	$819,126	$10,448,313	$4,639,280	$6,105,023	$2,461,855
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$(804,026)	$(1,310,663)	$(335,551)	$3,039,570	$1,684,502	$10,503,262	$5,432,302
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$(906,334)	$(1,484,919)	$(372,032)	$947,125	$603,602	$1,214,979	$459,365
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$(243,004)	$(400,864)	$(102,215)	$(166,733)	$(111,026)	$0	$0
Increase based on Dividend Equivalents Paid upon Vesting during Applicable FY prior to Vesting Date(*)	$99,920	$164,030	$42,242	$49,583	$33,588	$230,150	$68,559
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	$(101,370)	$0	$(52,780)	$(3,798)	$0	$0	$0
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	$0	$0	$0	$(14,658)	$(1,036)	$0	$0
TOTAL ADJUSTMENTS	$(2,021,305)	$(3,432,910)	$(873,219)	$7,987,352	$4,088,151	$13,659,968	$6,650,420

(*)
Figures reflect dividend equivalent values actually paid in cash based on the number of shares delivered to the CEO(s) and our other NEOs at the time of vesting and settlement of the underlying RSUs. In addition to these values, dividend equivalents are calculated and accrued on granted, but unvested, RSUs that are subject to vesting conditions and only become payable in cash in future periods, if and when, the underlying awards vest. The value (or average value with respect to our NEOs other than the CEO(s)for the applicable fiscal year) of dividend equivalents calculated and accrued on unvested awards as of  (i) December 31, 2022 was $5,207,919 for Mr. Lang and $2,476,865 for our other NEOs; (ii) December 31, 2021 was $41,067 for Mr. Lang and $19,608 for our other NEOs; and (iii) December 31, 2020 was $66,036 for Mr. Eaves, $46,013 for Mr. Lang and $18,883 for our other NEOs.

(3)
TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The S&P Metals and Mining Select Industry Index is the same index we use in our performance graph in the Company’s Annual Reports on Form 10-K for the year ended December 31, 2022.

(4)
Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is defined as net income (loss) attributable to the Company before the effect of net interest expense, income taxes, depreciation, depletion and amortization, the amortization of sales contracts, the accretion on asset retirement obligations, and non-operating income (expense). Adjusted EBITDA may also be adjusted for items that may not reflect the trend of future results by excluding transactions that are not indicative of our core operating performance. Refer to Annex A for a reconciliation to the most directly comparable GAAP measure.

Narrative Disclosure to Pay Versus Performance Table
Relationship between Financial Performance Measures
The line graphs below compares (i) the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEOs, with (ii) our cumulative TSR, (iii) Peer Group TSR, (iv) our Net Income, and (v) our Adjusted EBITDA, in each case, for the fiscal years ended December 31, 2020, 2021 and 2022.
TSR amounts reported in the graph assume an initial fixed investment of  $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid vs Total Shareholder Return
Compensation Actually Paid
Cumulative TSR (value of initial $100 investment)
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$300
$250
$200
$150
$100
$50
$0
2020
2021
2022
$116.44
$157.75
$178.99
$61.62
$128.98
$236.32
Current PEO (Mr. Lang)
Average for Non-PEO NEOs
Prior PEO (Mr. Eaves)
Arch Resources
S&P Metals and Mining Select Industry Index

Compensation Actually Paid vs Net Income
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Compensation Actually Paid
$1,500
$1,300
$1,100
$900
$700
$500
$300
$100
-$100
-$300
-$500
Net Income (millions)
$1,331
$338
-$345
2020
2021
2022
Current PEO (Mr. Lang)
Average for Non-PEO NEOs
Prior PEO (Mr. Eaves)
Net Income

Compensation Actually Paid vs Adjusted EBITDA
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Compensation Actually Paid
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Adjusted EBITDA (millions)
$23
$509
$1,260
2020
2021
2022
Current PEO (Mr. Lang)
Average for Non-PEO NEOs
Prior PEO (Mr. Eaves)
Adjusted EBITDA

Pay Versus Performance Tabular List
The following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs to performance for the fiscal year ended December 31, 2022:
•
Adjusted EBITDA;

•
Free Cash Flow;

•
Safety; and

•
Environmental Compliance.

These measures reflect the key metrics used for measuring performance under our annual incentive compensation plan and performance-based LTIP.

DIRECTOR COMPENSATION
Our director compensation program is designed to compensate our non-employee directors for the amount of work required for a company of our size and scope, and to align the interests of our non-employee directors with the long-term interests of our stockholders and other stakeholders.
The Committee annually reviews the compensation structure and amounts for our non-employee directors. Annually, the Committee engages a compensation consultant to provide survey or proxy benchmarking data on the structure and amount of director compensation for the Company’s peer group. During 2022, the Committee retained LB to conduct such an analysis. Based upon the analysis and guidance from LB, the Committee recommended that the Board revise the Company’s non-employee director compensation program such that, effective August 1, 2022, the annual cash retainer payable to non-employee directors was increased by $25,000 (from $100,000 to $125,000) and the value of the equity award was increased by $10,000 (from $140,000 to $150,000). These changes applied to the compensation payable to all non-employee directors other than the lead independent director.
Compensation of Our Board.   Effective August 1, 2022, the compensation structure for our non-employee directors is set forth below:
Position	Annual Cash Retainer(1)(4)	Annual Equity Grant(2)(3)(4)
Lead Independent Director	$175,000	$215,000
Other Non-Employee Directors	$125,000	$150,000
Audit Committee — Chair	$25,000
Audit Committee — Member	$15,000
Personnel and Compensation Committee — Chair	$15,000
Personnel and Compensation Committee — Member	$10,000
Environmental, Social, Governance and Nominating Committee — Chair	$15,000
Environmental, Social, Governance and Nominating Committee — Member	$10,000

(1)
In addition to annual cash retainers, each non-employee director (including the lead independent director) is also paid a meeting fee of  $1,500 for each Board and Committee meeting attended in excess of ten meetings in a calendar year. Meetings of the Board and meetings of a Committee are counted separately in determining whether the ten-meeting threshold has been met. The meeting thresholds were not met in 2022 and no meeting fees were paid.

(2)
Represents an award of restricted stock units with respect to a number of shares of our common stock that is determined by dividing this dollar amount by the 20-day VWAP of a share of our common stock preceding the grant date. The award vests in full on the earlier of  (i) the first anniversary of the grant date, (ii) the date of the non-employee director’s termination of service due to death or disability and (iii) the date of a change of control; provided, that a prorated portion of the award shall vest, in the event of the non-employee director’s termination of service by the Company without cause or by the non-employee director for any or no reason. For restricted stock units granted in 2022 or earlier, vested shares covered by the restricted stock unit award will be settled on the earlier of the three-month anniversary of the date of the director’s termination of service from the Board or the date of a change of control.

(3)
Each grant of restricted stock units is accompanied by the right to receive dividend equivalents, which represent the right to receive an amount equal to the aggregate cash dividends that are paid on the number of shares of our common stock covered by the restricted stock unit award during the period from the grant date through the settlement date of the restricted stock unit award. Historically, dividend equivalents for our non-employee directors vest, accrue and are paid out in cash when the underlying restricted stock units vest, are settled and delivered, as described in more detail in footnote (2) above. This means that, for dividend equivalents earned on restricted stock unit awards granted in 2022 or earlier, the dividend equivalents on such awards will be paid in cash on the earlier of the three-month anniversary of the date of the director’s termination of service from the Board or the date of a change of control. In May 2022, we offered our non-employee directors the opportunity to amend their outstanding restricted stock unit awards (both vested and unvested) such that, starting with the quarterly dividend payable on June 15, 2022, their dividend equivalents will be reinvested in additional restricted stock units that will vest and be payable in shares on the same terms and at the time the underlying restricted stock units vest, are settled and delivered. Ms. Koeppel, Mr. Kriegshauser, Mr. Navarre and Ms. Zhang elected to amend their restricted stock units so that their dividend equivalents are reinvested in additional restricted stock units. Prior dividend equivalents were not impacted by this election and such dividend equivalents will continue to be paid in cash when the underlying restricted stock units are settled and delivered.
(4)
Non-employee directors receive a pro-rated amount for any partial period of service on the board.

The following table sets forth 2022 compensation for each director (other than Messrs. Eaves and Lang):
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
James N. Chapman	$195,000	$215,000	$410,000
Patrick J. Bartels, Jr.	$125,416	$140,000	$265,416
Holly Keller Koeppel	$135,419	$140,000	$275,419
Patrick A. Kriegshauser	$135,419	$140,000	$275,419
Richard A. Navarre	$135,419	$140,000	$275,419
Molly P. Zhang	$125,416	$161,096(3)	$286,512

(1)
Reflects the annual cash retainer earned by each director for 2022. The retainer is paid monthly in arrears.

(2)
Amounts shown in the “Stock Awards” column for each director reflects the aggregate grant date value of restricted stock units granted to each director in 2022, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 18, Stock-Based Compensation and Other Incentive Plans to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K for the year ended December 31, 2022, for a discussion of the assumptions used to calculate the fair value of stock awards. The aggregate number of unvested shares of restricted stock units held by directors as of December 31, 2022 was: Mr. Chapman: 2,150; Mr. Bartels: 1,400; Ms. Koeppel: 1,400; Mr. Kriegshauser: 1,400; Mr. Navarre: 1,400; and Ms. Zhang: 1,650. In May 2022, Ms. Koeppel, Mr. Kriegshauser, Mr. Navarre and Ms. Zhang elected to amend their outstanding restricted stock unit awards such that, starting with the quarterly dividend payable on June 15, 2022, their dividend equivalents will be reinvested in additional restricted stock units that will vest and be payable in shares on the same terms and at the time the underlying restricted stock units vest, are settled and delivered. Due to such election, of the $25.11 per share in dividend equivalents that otherwise accrued on each director’s unvested restricted stock units as of December 31, 2022, $0.25 was accrued in cash and the remaining $24.86 was reinvested in 255 additional restricted stock units for each of Ms. Koeppel, Mr. Kriegshauser and Mr. Navarre, and 299 additional restricted stock units for Ms. Zhang. The full $25.11 value of the accrued dividend equivalents on the unvested restricted stock units held by Mr. Chapman and Mr. Bartels will be paid in cash on the earlier of the three-month anniversary of the date of such director’s termination of service from the Board or the date of a change of control.

(3)
Ms. Zhang was elected to the Board in January 2022 and she received an additional pro-rated restricted stock unit award for her partial year of service.

Director Deferral Elections.   Beginning in 2023, each non-employee director will make an annual election whether to settle and receive the vested shares covered by their restricted stock unit awards on (or immediately following) the vesting date of such restricted stock units or to defer settlement and delivery of the vested shares until the earlier of the three-month anniversary of the date of the director’s termination of service from the Board or the date of a change of control. The dividend equivalents will vest and be settled on the same schedule as the underlying restricted stock units to which they relate. If a director does not elect to defer settlement of their restricted stock units and the corresponding dividend equivalents, the dividend equivalents will be paid in cash. If a director elects to defer settlement of their restricted stock units and the corresponding dividend equivalents, the director will also elect whether to receive the value of the accrued dividend equivalents as reinvested restricted stock units or as a cash payment on the settlement date of the deferred shares.
Stock Ownership Guidelines.   In order to align the interests of our non-employee directors with the long-term interests of our stockholders, our Board has adopted stock ownership guidelines for non-employee directors. The Committee of our Board reviews the guidelines on a regular basis and makes recommendations to our Board on adjustments, if any, to required threshold levels and considers best practices as part of that review process.
Under the current guidelines, each non-employee director is required to own a number of shares of our common stock, including unvested restricted stock units, equal in value to three times the value of the annual cash retainer. Each newly elected non-employee director is expected to satisfy this goal within five years of becoming a director. Each non-employee director’s ownership is reviewed annually, with each share of common stock held by a non-employee director being valued at the Company’s average closing price for the 90 days prior to the measurement date. In the event that a non-employee director does not meet the applicable guideline at any time after the initial five-year period, the director is required to hold a minimum of 50% of the net shares resulting from any future vesting of restricted stock units until the guideline is met. All of our directors either satisfy the required threshold or are within the five-year period.

PERSONNEL AND COMPENSATION COMMITTEE REPORT
The Personnel and Compensation Committee is composed entirely of independent directors and has the responsibility for reviewing and recommending changes in our executive compensation policies and programs to the Board of Directors. The Committee also reviews and makes recommendations for all compensation payments to our Chief Executive Officer and other executives, which are approved by the Board of Directors as a whole.
The Personnel and Compensation Committee has reviewed and met with management to discuss the disclosures contained in the section of this Proxy Statement entitled “Executive Compensation — Compensation Discussion and Analysis.” Based on that review and discussions with management, the Personnel and Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, including the disclosures contained in the section entitled “Compensation Discussion and Analysis” in this Proxy Statement and, by incorporating that section by reference, in the Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
PERSONNEL AND COMPENSATION
COMMITTEE
Richard A. Navarre, Chair
James N. Chapman
Holly K. Koeppel
The material contained in this Personnel and Compensation Committee Report does not constitute soliciting material, is not deemed filed with the SEC, and is not incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent that the Company specifically incorporates the Personnel and Compensation Committee Report by reference therein.

AUDIT COMMITTEE REPORT
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors as set forth in its charter. Management is primarily responsible for the financial statements and reporting process, including the systems of internal controls, while the independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.
In this context, the Audit Committee has reviewed the Company’s audited consolidated financial statements and has met with and held discussions with management, the Company’s internal auditors and with Ernst & Young LLP, the Company’s independent registered public accounting firm, to discuss those financial statements and related matters. The Audit Committee reviewed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met, at least quarterly, with the auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also reviewed with the independent auditors their judgment as to the quality and the appropriateness of the Company’s accounting principles and financial controls and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.
The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter prescribed by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence, including those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee considered whether the performance by Ernst & Young LLP of non-audit services was compatible with their independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the audited consolidated financial statements to be included in the Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission. The Audit Committee has retained Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023.
While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.
AUDIT COMMITTEE
Patrick A. Kriegshauser, Chair
Patrick J. Bartels, Jr.
Molly P. Zhang

The material contained in this Audit Committee Report does not constitute soliciting material, is not deemed filed with the SEC, and is not incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information, as of December 31, 2022, regarding the number of shares of common stock that may be issued under the Company’s equity compensation plans:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,141,336(1)	$0	1,433,635(2)
Equity compensation plans not approved by security holders	—	$0	—
Total	2,141,336	$0	1,433,635

(1)
Represents the number of shares of our common stock underlying restricted stock unit awards granted under the Company’s 2016 Omnibus Incentive Plan (assuming maximum attainment of the performance goal, in the case of performance-based awards).

(2)
Represents the number of shares of our common stock available for issuance under the Company’s 2016 Omnibus Incentive Plan. This number does not include the shares that are issuable on vesting and settlement of the outstanding restricted stock unit awards.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth, as of March 1, 2023, information concerning the beneficial ownership of our common stock by each director, each of the named executive officers and all current directors and executive officers as a group. Under the rules of the SEC, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Each person reflected in the table below has both sole voting and investment power with respect to the shares included in the table, except as described in the footnotes below:
Name of Beneficial Owner	Number of Actual Shares Owned Directly or Indirectly(1)	Options Exercisable Within 60 Days or RSUs that vest within 60 days	Amount and Nature of Beneficial Ownership	Percent of Class	Other Stock-Based Items(2)	Total Stock-Based Ownership
John W. Eaves, Executive Chair and Director	187,088	—	187,088	1.4%	63,884	250,972
James N. Chapman, Lead Independent Director	19,224	—	19,224	0%	1,500	20,724
Patrick J. Bartels, Jr., Director(3)	13,400	—	13,400	0%	1,050	14,450
Holly Keller Koeppel, Director	11,222	—	11,222	0%	1,050	12,272
Patrick A. Kriegshauser, Director	14,175	—	14,175	0%	1,050	15,225
Richard A. Navarre, Director	13,459	—	13,459	0%	1,050	14,509
Molly P. Zhang, Director	1,949	—	1,949	0%	1,050	2,999
Paul A. Lang, President and Chief Executive Officer and Director	132,372	—	132,372	1.7%	167,567	299,939
John T. Drexler, Senior Vice President and Chief Operating Officer	80,632	—	80,632	1.0%	99,856	180,488
Matthew C. Giljum, Senior Vice President and Chief Financial Officer	24,193	—	24,193	0%	63,326	87,519
Rosemary L. Klein, Senior Vice President — Law, General Counsel and Corporate Secretary	9,548	—	9,548	0%	65,401	74,949
All of our directors and executive officers as a group (14 persons)	567,713	—	567,713	5.4%	395,644	963,357

(1)
Includes shares of our common stock and, for executive officers, it also includes time-based restricted stock units that have vested or will vest within 60 days of March 1, 2023. For directors, includes shares subject to vested restricted stock units that have been deferred and will be settled on the earlier of the three-month anniversary of the date of the director’s termination of service from the Board or the date of a change of control, including vested restricted stock units resulting from the reinvestment of dividend equivalents earned on the restricted stock units.

(2)
Includes, for directors, unvested time-based restricted stock units that vest more than 60 days after March 1, 2023, as well as additional unvested restricted stock units resulting from the reinvestment of dividend equivalents earned on the restricted stock units. Includes, for executive officers, unvested time-based restricted stock units that vest more than 60 days after March 1, 2023 and unvested performance-based restricted stock units (assuming maximum attainment of the specified share price performance goal). While these time-based and performance-based restricted stock units may not be voted or transferred, we have included them in the table as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our common stock.

(3)
Mr. Bartels is not standing for election at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table shows all persons or entities that we know were “beneficial owners” of more than 5% of our common stock on February 16, 2023:
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	1,826,781	10.44%
FMR LLC(3) 245 Summer Street Boston, MA 02210	1,354,906	7.74%
GQG Partners, LLC(4) 450 E. Las Olas Blvd. Suite 750 Fort Lauderdale, FL 33301	1,084,934	6.2%
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	1,040,586	5.95%
State Street Corporation(6) State Street Financial Center One Lincoln Street Boston, MA 02111	914,237	5.23%

(1)
Based on 17,494,708 shares of our common stock outstanding as of February 16, 2023.

(2)
Based on its filings with the SEC, The Vanguard Group, Inc. has shared voting power over 27,952 shares of our common stock, sole dispositive power over 1,783,268 shares of our common stock and shared dispositive power over 43,513 shares of our common stock.

(3)
Based on its filings with the SEC, FMR LLC has sole dispositive power over 1,354,906 shares of our common stock.

(4)
Based on its filings with the SEC, GQG Partners, LLC has sole voting power over 1,020,914 shares of our common stock and sole dispositive power over 1,084,934 shares of our common stock.

(5)
Based on its filings with the SEC, Blackrock Inc. has sole voting power over 1,023,297 shares of our common stock and sole dispositive power over 1,040,586 shares of our common stock.

(6)
Based on its filings with the SEC, State Street Corporation has shared voting power over 904,369 shares of our common stock and shared dispositive power over 914,237 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Transactions with Related Persons
In determining whether to approve, ratify or disapprove of the Company’s entry into a transaction with a related party, our Board considers all relevant facts and circumstances and takes into account, among other factors:
•
whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

•
whether the transaction would impair the independence of an outside director; and

•
whether the transaction would present an improper conflict of interest for any director or executive officer of the Company.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING
If you wish to submit proposals for possible inclusion in the Company’s 2024 proxy materials, the Company must receive them at its principal executive offices no later than December 2, 2023. Proposals should be addressed to Rosemary L. Klein, Senior Vice President — Law, General Counsel and Secretary, Arch Resources, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141. If you wish to include a nominee for director in the Company’s 2024 Proxy Statement pursuant to the proxy access provisions of the Company’s Bylaws, and you meet the qualifications set forth in the Company’s Bylaws, your notice must be delivered not earlier than January 13, 2024 and not later than February 12, 2024.
If you wish to nominate directors and/or propose proper business from the floor for consideration at the 2024 annual meeting of stockholders, the Company’s Bylaws provide that:
•
you must notify the Company’s secretary in writing;

•
your notice must have been received at the Company’s headquarters not earlier than January 13, 2024 and not later than February 12, 2024; and

•
your notice must contain the specific information required in the Company’s Bylaws.

The Company will send copies of these requirements to any stockholder who writes to the Company requesting this information. Please note that these requirements apply only to matters that you wish to bring before your fellow stockholders at the 2024 annual meeting of stockholders without submitting them for possible inclusion in the Company’s 2024 proxy materials.
In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 13, 2024.

INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting To Be Held on May 12, 2023
The notice of Annual Meeting, Proxy Statement and the Company’s 2022 annual report may be viewed online under the “Investor Center” section located on the Company’s website at archrsc.com. Information on the Company’s website does not constitute part of this Proxy Statement. You may find more information about the Annual Meeting, including the items to be voted on by stockholders at the Annual Meeting, in the sections of this Proxy Statement entitled “Proxy Highlights” and “Questions and Answers About the Annual Meeting.”
If you are a stockholder of record and are interested in receiving future Proxy Statements and annual reports electronically, you should contact the Company’s transfer agent by accessing your account at amstock.com and selecting “Shareholder Account Access.” If you hold shares of the Company’s common stock through a broker, bank or other nominee, please refer to the instructions provided by that entity for instructions on how to elect this option.
PROXY SOLICITATION
The Company is paying the cost of preparing, printing and mailing these proxy materials. The Company will reimburse brokerage firms, banks and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions.
Proxies will be solicited by mail and also may be solicited by the Company’s executive officers and other employees personally, by telephone or by electronic means, but such persons will not be specifically compensated for such services. The Company will also pay fees of approximately $12,500 to D.F. King & Co., Inc. to assist in soliciting proxies on behalf of the Company. It is contemplated that brokerage firms, banks, custodians, fiduciaries and other nominees will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for their reasonable expenses incurred.
By Order of the Board of Directors,
/s/ Rosemary L. Klein

Rosemary L. Klein
Senior Vice President — Law, General Counsel and Secretary
March 31, 2023

ANNEX A
RECONCILIATION OF NON-GAAP MEASURES
In the Proxy Statement we have disclosed certain non-GAAP measures. The following reconciles these items to net income and cash flows as reported under GAAP. Adjusted EBITDA is defined as net income attributable to the Company before the effect of net interest expense, income taxes, depreciation, depletion and amortization, accretion on asset retirement obligations, amortization of sales contracts and non-operating expenses. Adjusted EBITDA may also be adjusted for items that may not reflect the trend of future results by excluding transactions that are not indicative of the Company’s core operating performance.
Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded from Adjusted EBITDA are significant in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles. The Company uses Adjusted EBITDA to measure the operating performance of its segments and allocate resources to the segments. Furthermore, analogous measures are used by industry analysts and investors to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The tables below show how we calculate Adjusted EBITDA and Segment Adjusted EBITDA.
(In thousands)	Year Ended 12/31/22	Year Ended 12/31/21	Year Ended 12/31/20	Year Ended 12/31/19	Year Ended 12/31/18	Year Ended 12/31/17	Period from 10/2/16 - 12/31/16
Net income (loss)	$1,330,914	$337,573	$(344,615)	$233,799	$312,577	$238,450	$33,449
Income tax (benefit) provision	(251,926)	1,874	(7)	248	(52,476)	(35,255)	1,156
Interest expense, net	13,162	23,344	10,624	6,794	13,689	24,256	10,754
Depreciation, depletion and amortization	133,300	120,327	121,552	111,621	130,670	176,449	33,401
Accretion on asset retirement obligations	17,721	21,748	19,887	20,548	27,970	30,209	7,633
Asset Impairment and restructuring	—	—	221,380	—	—	—	—
Gain on property insurance recovery related to Mountain Laurel longwall	—	—	(23,518)	—	—	—	—
Loss (Gain) on divestitures	—	24,225	(1,505)	13,312	—	(21,297)	—
Net loss resulting from early retirement of debt and debt restructuring	14,420	—	—	—	485	2,547	—
Non-service related postretirement benefit costs	2,841	4,339	3,884	2,053	3,202	1,940	(32)
Reorganization items, net	—	—	(26)	(24)	1,661	2,398	759
Costs associated with proposed joint venture with Peabody Energy	—	—	16,087	13,816	—	—	—
Preference Rights Lease Application settlement income	—	—	—	(39,000)	—	—	—
Fresh start coal inventory fair value adjustment	—	—	—	—	—	—	7,345
Adjusted EBITDA	1,260,432	533,430	23,743	363,167	437,778	419,697	94,465

A-1

(In thousands)	Year Ended 12/31/22	Year Ended 12/31/21	Year Ended 12/31/20	Year Ended 12/31/19	Year Ended 12/31/18	Year Ended 12/31/17	Period from 10/2/16 - 12/31/16
EBITDA from idled or otherwise disposed operations	(828)	2,469	15,858	12,926	2,492	3,253	1,596
Selling, general and administrative expenses	105,355	92,342	82,397	95,781	100,300	87,952	23,193
Other	10,857	(9,702)	3,359	(14,488)	4,099	(6,398)	(1,511)
Reported segment Adjusted EBITDA from coal operations	$1,375,816	$618,539	$125,357	$457,386	$544,669	$504,504	$117,743

Segment Adjusted EBITDA	MET	Thermal	Corporate and Other	Consolidated
(In Thousands)
Year Ended December 31, 2022	$1,021,932	$353,884	$(115,384)	$1,260,432
Year Ended December 31, 2021	442,830	175,709	(85,109)	533,430
Year Ended December 31, 2020	91,322	34,035	(101,614)	23,743
Year Ended December 31, 2019	305,363	152,023	(94,219)	363,167
Year Ended December 31, 2018	349,524	195,145	(106,891)	437,778
Year Ended December 31, 2017	243,616	260,888	(84,807)	419,697
October 2 through December 31, 2016	30,819	86,924	(23,278)	94,465
Since Emergence	$2,485,406	$1,258,608	$(611,302)	$3,132,712
Arch Resources, Inc. and Subsidiaries
Reconciliation of Free Cash Flow
Twelve Months Ended December 31, 2022
(Unaudited)
Free Cash Flow
Cash provided by operating activities	$1,209,540
Less: Capital expenditures	(172,728)
Less: Minimum royalty payments	(1,069)
Free Cash Flow	$1,035,743

A-2

ARCH RESOURCES, INC.ONE CITYPLACE DRIVE, SUITE 300 ST. LOUIS, MO 63141 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 11, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ARCH2023You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 11, 2023. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to arrive no later than the closing of the polls on May 12, 2023.If you do not have access to the Internet, you can register to attend the meeting by phone at 1-866-232-3037. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V02141-P85880KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY ARCH RESOURCES, INC.The Board of Directors recommends a vote "FOR" all nominees listed in proposal 1:1.Election of Directors Nominees: ForWithholdFor AllTo withhold authority to vote for any individualAllAllExceptnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.!!! 01)James N. Chapman05)Paul A. Lang02)John W. Eaves06)Richard A. Navarre03)Holly Keller Koeppel07)Molly P. Zhang (aka Peifang Zhang)04)Patrick A. KriegshauserThe Board of Directors recommends a vote "FOR" proposal 2:ForAgainstAbstain2. Advisory approval of the Company's named executive officer compensation.!!!The Board of Directors recommends you vote "ONE YEAR" on the following proposal 3:1 Year 2 Years3 YearsAbstain 3.Vote on an advisory resolution to approve the frequency of the advisory vote on executive compensation. ! ! ! ! The Board of Directors recommends a vote "FOR" proposal 4:ForAgainstAbstain4.Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending!!!December 31, 2023.NOTE: The appointed proxies will vote in their discretion on any other business as may properly come before the meeting or any adjournment thereof.The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed March 17, 2023 as the record date for determining stockholders of the Company entitled to receive notice of and vote at the meeting.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 12, 2023: The 2023 Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.V02142-P85880One CityPlace Drive, Suite 300St. Louis, Missouri 63141THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 12, 2023 AT 10:00 A.M. CENTRAL TIMEThe undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders for the Annual Meeting to be held on May 12, 2023 and accompanying Proxy Statement, and hereby appoints Paul A. Lang and Rosemary L. Klein and each of them, with full power of substitution, as proxies for and in the name of the undersigned to represent and to vote all shares of common stock of Arch Resources, Inc., a Delaware corporation, that the undersigned is entitled to vote at the 2023 Annual Meeting of Stockholders to be held on May 12, 2023, at 10:00 A.M., Central Time, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side hereof, and in their discretion upon such other matters, if any, as may properly come before the meeting.This Proxy, if signed and returned, will be voted as indicated. If this card is signed and returned without indication as to how to vote, the shares will be voted FOR each of the director nominees listed in proposal 1 and FOR proposals 2, 4 and ONE
YEAR on proposal 3.Any one of said proxies, or any substitutes, who shall be present and act at the meeting shall have all the powers of said proxies hereunder.